Commission File No. 0-21441

                    SCHEDULE  14A  INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                    MEDISYS TECHNOLOGIES, INC.
         (Name of Registrant as Specified in its Charter)

                    MEDISYS TECHNOLOGIES, INC.
             (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act
     Rules 14a-6(i)(4) and 0-11.

               (1)  Title of each class of securities to which transaction
          applies:   n/a
               (2)  Aggregate number of securities to which transaction
          applies:   n/a
               (3)  Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11:   n/a.
     (4)  Proposed maximum aggregate value of transaction:   n/a
     (5)  Total fee paid:  -0-

[ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date filed:

                   MEDISYS TECHNOLOGIES, INC.
                      144 Napolean Street
                     Baton Rouge, LA 70802

                         December 4, 1998



Dear Medisys Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of Medisys Technologies, Inc. on Wednesday. December 16, 1998, at 10:30 a.m. local time at the Day's Inn (Dogwood
Room) located at 10245 Airline Highway, Baton Rouge, Louisiana.

     Those matters expected to be acted upon at the meeting are described in detail in the attached Notice of Special Meeting of Shareholders and Proxy Statement.

     All shareholders are cordially invited to attend the Meeting in person. Your participation at this meeting is very important, regardless of the number of shares you hold. Whether or not you plan to attend the meeting, please complete, date, sign and return the accompanying proxy promptly in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

     We look forward to seeing you at the Meeting.

                              Sincerely,



                              Edward P. Sutherland
                              Chairman and Chief Executive
                              Officer

                   MEDISYS TECHNOLOGIES, INC.

           NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                  TO BE HELD DECEMBER 16, 1998



To our Shareholders:

     NOTICE is hereby given that on Wednesday, December 16, 1998, Medisys Technologies, Inc. (the "Company") will hold a Special Meeting of Shareholders (the "Meeting") at the Day's Inn (Dogwood
Room) located at 10245 Airline Highway, Baton Rouge, Louisiana. The Meeting will begin at 10:30 a.m. local time. At the Meeting, shareholders will be asked:

               1. To consider and vote upon the proposal to acquire Phillips Pharmatec Labs, Inc., a Florida corporation, in exchange solely for shares of the Company's common stock;

               2. To consider and vote upon the proposal to effect a reverse stock split of the Company's issued and outstanding common stock on a one (1) shares for five (5) shares basis.

     Only shareholders of record at the close of business on December 1, 1998 are entitled to notice of and to vote at the Meeting and any adjournments thereof.

     * PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IMMEDIATELY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING
     OF SHAREHOLDERS

                              By Order of the Board of Directors,




                              William David Kiesel, Secretary

Baton Rouge, Louisiana
December 4, 1998

                        TABLE OF CONTENTS
                                                                          Page

PROXY STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . .            1
SPECIAL MEETING OF SHAREHOLDERS. . . . . . . . . . . . . . . . .            1
  Matters to be Considered at the Meeting. . . . . . . . . . . .            1
  Record Date and Voting Securities. . . . . . . . . . . . . . .            1
  Revocability of Proxies. . . . . . . . . . . . . . . . . . . .            2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
 MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .            2
SUMMARY OF PROPOSALS TO ACQUIRE PHILLIPS AND EFFECT
 REVERSE STOCK SPLIT . . . . . . . . . . . . . . . . . . . . . .            4
  Proposals to be Voted Upon at the Meeting. . . . . . . . . . .            4
  Acquisition of Phillips. . . . . . . . . . . . . . . . . . . .            5
  Reasons for the Acquisition. . . . . . . . . . . . . . . . . .            5
  Terms of the Acquisition . . . . . . . . . . . . . . . . . . .            6
  Lack of Opinions, Appraisals and Reports . . . . . . . . . . .            7
  Effect of Shareholder Approval of Proposal 1 . . . . . . . . .            7
  Effect of Shareholder Rejection of Proposal 1. . . . . . . . .            7
  Proposal to Effect Reverse Stock Split . . . . . . . . . . . .            8
  No Dissenting Shareholder Rights . . . . . . . . . . . . . . .            8
INFORMATION ABOUT THE COMPANY. . . . . . . . . . . . . . . . . .            8
  Background . . . . . . . . . . . . . . . . . . . . . . . . . .            9
  Primary Products . . . . . . . . . . . . . . . . . . . . . . .            9
  Other Products . . . . . . . . . . . . . . . . . . . . . . . .           16
  Backlog. . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
  Market Analysis. . . . . . . . . . . . . . . . . . . . . . . .           17
  Patents and Trade Secrets. . . . . . . . . . . . . . . . . . .           24
  Product Liability and Insurance. . . . . . . . . . . . . . . .           25
  Government Regulations . . . . . . . . . . . . . . . . . . . .           25
  Employees. . . . . . . . . . . . . . . . . . . . . . . . . . .           27
  Properties . . . . . . . . . . . . . . . . . . . . . . . . . .           27
  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .           27
MARKET FOR COMPANY'S COMMON STOCK. . . . . . . . . . . . . . . .           27
  Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . .           28
MEDISYS TECHNOLOGIES, INC. - MANAGEMENT'S DISCUSSION
 AND ANALYSIS. . . . . . . . . . . . . . . . . . . . . . . . . .           28
  Risk Factors and Cautionary Statements . . . . . . . . . . . .           32
PROPOSED ACQUISITION OF PHILLIPS . . . . . . . . . . . . . . . .           32
  Description of Business of Phillips. . . . . . . . . . . . . .           33
MANAGEMENT OF PHILLIPS . . . . . . . . . . . . . . . . . . . . .           34
  Shareholders of Phillips . . . . . . . . . . . . . . . . . . .           35
  Conduct of Business After the Acquisition. . . . . . . . . . .           35
  Terms of the Acquisition . . . . . . . . . . . . . . . . . . .           35
  Conditions of the Acquisition. . . . . . . . . . . . . . . . .           35
  No Dissenting Shareholder Rights . . . . . . . . . . . . . . .           36
  Status of Federal Securities Regulations . . . . . . . . . . .           36
  Federal Tax Consequences . . . . . . . . . . . . . . . . . . .           36
  Accounting Treatment of Acquisition. . . . . . . . . . . . . .           36
  Lack of Opinions, Appraisals and Reports . . . . . . . . . . .           37
  Interests of Certain Persons in the Acquisition. . . . . . . .           37
PROPOSAL 1 - ACQUISITION OF PHILLIPS PHARMATEC
 LABS, INC.. . . . . . . . . . . . . . . . . . . . . . . . . . .           37
  Effect of Shareholder Approval of Proposal 1 . . . . . . . . .           38
  Effect of Shareholder Rejecti0on of Proposal 1 . . . . . . . .           38
  Board of Director Recommendation and Required
   Shareholder Vote. . . . . . . . . . . . . . . . . . . . . . .           38

                                                                          Page

PROPOSAL 2 - REVERSE STOCK SPLIT . . . . . . . . . . . . . . . .           38
  Effect of Shareholder Approval of Proposal 2 . . . . . . . . .           38
  Effect of Shareholder Rejection of Proposal 2. . . . . . . . .           39
  Board of Director Recommendation and Required
   Shareholder Vote. . . . . . . . . . . . . . . . . . . . . . .           39
OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . .           39
ANNUAL REPORTS TO SHAREHOLDERS . . . . . . . . . . . . . . . . .           39
SHAREHOLDERS PROPOSAL. . . . . . . . . . . . . . . . . . . . . .           39
GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . .           39

ATTACHMENTS

  Form of Acquisition and Share Exchange Agreement

    Audited Financial Statements - Medisys Technologies, Inc. - for the Years ended December 31, 1997 and 1996

    Unaudited Financial Statements - Medisys Technologies, Inc. - for the period ended September 30, 1998

    Unaudited Financial Statements - Phillips Pharmatecx Labs, Inc.
  - for the Year ended December 31, 1997

    Proforma Financial Information - Medisys Technologies, Inc. -
  September 30, 1998

                   MEDISYS TECHNOLOGIES, INC.
                      144 Napoleon Street
                     Baton Rouge, LA 70802

                        PROXY STATEMENT
                SPECIAL MEETING OF SHAREHOLDERS

                  To Be Held December 16, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Special Meeting of Shareholders (the "Meeting") of Medisys Technologies, Inc. (the "Company") to be held on Wednesday, December 16, 1998 at 10:30 a.m. local time, at the Day's Inn (Dogwood Room) located at 10245 Airline Highway, Baton Rouge, Louisiana, and at any and all adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the shareholder anytime before it is voted. For more information concerning the procedure for revoking the proxy see "General".
This Proxy Statement is first being mailed to shareholders on or about December 4, 1998.

Matters to be Considered at the Meeting

  Shareholders will be asked to consider and act upon two proposals at the Meeting. The first proposal is to acquire Phillips Pharmatec Labs, Inc., a privately held Florida corporation ("Phillips"), in exchange for shares of Company common stock which will represent approximately 50% of the total outstanding shares following the acquisition. The second proposal is to effect a reverse stock split of the Company's issued and outstanding common stock on a one (1) shares for five (5) shares basis. The reverse stock split, if approved, will be effective prior to the issuance of shares for the acquisition of Phillips.

  The matters to be considered at the Meeting have great significance to the shareholders because, if approved, the Company will proceed to acquire Phillips. If the acquisition is consummated, the current shareholders of Phillips will own approximately 50% of the Company's common stock outstanding (post-split). Also, it is anticipated that certain principals of Phillips will become directors of the Company following the acquisition. Further, if the one share for five shares reverse stock split is approved and effected, the total number of shares owned by each shareholder will be reduced by one-fifth. Shareholders are urged to carefully consider the information presented in this Proxy Statement.

Record Date and Voting Securities

  The Company's securities entitled to vote at the Meeting consist of common stock, par value $.0005 per share. Only shareholders of record at the close of business on December 1, 1998 are entitled to notice of and to vote at the Meeting. At the record date, the Company had outstanding 15,555,260 shares of common stock which were owned by approximately 424 shareholders.

  Each holder of record of common stock on the record date is entitled to one vote per share on each proposal presented at the Meeting, exercisable in person or by proxy. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Meeting. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of common stock issued and outstanding present in person or represented by proxy is required for approval of each proposal to be voted upon at the Meeting.

  Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated on thereon. If no instructions are marked with respect to the matters to be acted upon, each such proxy will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

  Abstentions will be treated as present and entitled to vote at the Meeting. Therefore, abstentions will be counted in determining whether a quorum is present and will have the effect of a vote against a matter. A broker non-vote on a matter (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) is considered not entitled to vote on that matter and, therefore, will not be counted in determining whether a quorum is present or whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information, to the best knowledge of the Company, as of December 1, 1998, with respect to each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, each director and all directors, officers and principal shareholders as a group.

Name and Address of      Number of Shares   Percentage   Number of   Average
Beneficial Owner        Beneficially Owned Ownership(1)   Warrants   Exercise
                                          Before  After     Owned      Price
                                           Acquisition
Gary E. Alexander *
144 Napoleon Street
Baton Rouge, LA 70802         1,158,083(2)   7%     4%     227,800    $1.29

Robert McNamee
1398 Oakley Drive
Baton Rouge, LA 70806         1,205,826(3)   8%     4%     358,653     3.31

Jerry Phipps
7530 Old Sturbridge Ln.
Baton Rouge, LA 70806         1,103,826(4)   7%     4%     361,632     3.33

Robert L. diBenedetto *
781 Colonial Drive
Baton Rouge, La 70806           874,680(5)   6%     3%     320,000     2.91

William D. Kiesel *
2355 Drusilla Lane
Baton Rouge, LA 70809         1,221,713(6)   8%     4%     575,166     2.54

Edward P. Sutherland *
144 Napoleon Street
Baton Rouge, LA 70802         1,229,749(7)   8%     4%     286,000     1.26

Kerry Frey *
144 Napoleon Street
Baton Rouge, LA 70802         1,184,740(8)   8%     4%     157,400     1.26

Jane Cooper *
144 Napoleon Street
Baton Rouge, LA 70802            12,200(9)  .1%   .05%       5,000     4.25

Timothy Andrus *
144 Napoleon Street
Baton Rouge, LA 70802           73,149(10)  .5%    .3%       51,149     1.17

Directors and officers
as a group (7 persons)       5,754,314(11)  33%    17%    1,622,515     2.05
________________
*    Director
     **   Unless otherwise indicated in the footnotes below, the Company has been advised that each person above has sole voting power over the shares indicated above.

     1. As of December 1, 1998, there were 15,555,260 shares of common stock outstanding, which figure does not take into consideration stock purchase warrants owned by certain officers, directors and principal shareholders, entitling the holders to purchase an aggregate of 2,342,800 shares of common stock and which are currently exercisable. Therefore, for purposes of the table above, as of the date hereof, 17,898,060 shares of common stock are deemed to be issued and outstanding in accordance with Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of December 1, 1998 and assumes the exercise of stock purchase warrants held by such person (but not by anyone else) exercisable within sixty days.
     2. Includes 227,800 shares which may be acquired by Mr. Alexander pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.29 per share.
     3. Includes 847,193 shares held in the name of Robert W. and Geraldine McNamee and 358,633 shares which may be acquired by Mr. McNamee pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $3.31 per share.
     4. Includes 518,362 shares held in the name of Jerry L. and Barbara D. Phipps and 361,632 shares which may be acquired by Mr. Phipps pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $3.33 per share.
     5. Includes 320,000 shares which may be acquired by Dr. diBenedetto pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $2.91 per share.
     6. Includes 575,166 shares which may be acquired by Mr. Kiesel pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $2.54 per share, of which 300,000 warrants are held in the name of Roy, Kiesel & Tucker and 90,000 warrants are held in the name of Nu Vue Corp.
     7. Includes 307,363 shares held in the name of Diana B. Sutherland, wife of Edward P. Sutherland and 286,000 shares which may be acquired by Mr. Sutherland pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.26 per share.
     8. Includes 157,400 shares which may be acquired by Mr. Frey pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.26 per share.
     9. Includes 5,000 shares which may be acquired by Ms. Cooper pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $4.25 per share.
     10. Includes 51,149 shares which may be acquired by Dr. Andrus pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.17 per share.
     11. Includes 2,342,800 shares which may be acquired by the Company's officers and directors pursuant to the exercise of stock purchase warrants exercisable within sixty days at exercise prices ranging from $.6875 to $4.25 per share.

             SUMMARY OF PROPOSAL TO ACQUIRE PHILLIPS
                  AND EFFECT REVERSE STOCK SPLIT

     The following summary is intended only to highlight certain information contained in this Proxy Statement. This summary is not meant to be a complete statement of all of the features or effects of the proposal to acquire Phillips as set forth in Proposal 1, or of the proposed reverse stock split as set forth in Proposal 2. This summary is qualified in its entirety by the more detailed information contained in this Proxy Statement and the documents attached hereto. Shareholders are urged to read this Proxy Statement and the documents attached hereto in their entirety.

Proposals to Be Voted Upon at the Meeting

     Shareholders are being asked to vote on proposals to
(1) acquire Phillips in exchange solely for shares of the Company's common stock, and (2) effect a reverse stock split of the Company's issued and outstanding shares on a one (1) share for five (5) shares basis.

Acquisition of Phillips

     The Company has entered into a Letter of Intent with Phillips relating to the proposed acquisition of Phillips by the Company, in exchange for shares of the Company's common stock (the "Acquisition"). The Acquisition is contingent upon the Company raising between $3,000,000 and $5,000,000 in primary funding and upon acquiring interim financing of approximately $200,000. However, this contingency may be waived at the discretion and upon the approval of the Board of Directors of each party. Upon completion of the proposed Acquisition, Phillips will be a wholly-owned subsidiary of the Company.

     Phillips, located in Largo, Florida, manufactures and packages over-the-counter health and dietary products for other companies to distribute and sell under private labels. Product types produced by Phillips include vitamins, mineral supplements, herbal therapy, and diet aids. Phillips acts as a contract manufacturer with the expanded capability of manufacturing and/or assembling product lines consistent with the types of products developed by Medisys.

Reason For the Acquisition

     The Company is a specialized medical device company participating in markets within large growing categories of medical care. The Company acquires and develops proprietary products for commercialization grouped in those identified markets which can be efficiently exploited using management disciplines of market driven business units. The Company is in various stages of development of various products and has commenced marketing, on a limited basis, one of its products.

     Management believes that the Acquisition will benefit the Company because it will realize immediate operating revenues from Phillip Pharmatec's ongoing business. Also, the production, packaging, labeling and shipping capabilities of Phillips may be used for the manufacturing and marketing of the Company's medical devices as they are developed. Management further believes that the Acquisition will increase the Company's total assets, increase revenues and earnings and eventually assist the Company in marketing its products. Phillips realized approximately $3,800,000 in revenues in calendar 1996 with net income of $66,000, and revenues for calendar year 1997 of $3,653,290 with a net income of $17,212.

     If the Acquisition is completed, the Company's shareholders will suffer significant dilution in their percentage ownership of the Company's issued and outstanding common stock. The Company's current shareholders now own 100% of the total shares of the Company's common stock issued and outstanding. If the Acquisition is completed, the Company's current shareholders will own 50% of the total shares then issued and outstanding. Current shareholders of Phillips will own 50% of the total shares then issued and outstanding. All percentages are based upon post-split numbers assuming the shareholders approve the proposed one share for five shares reverse stock split. Thus, following the Acquisition the current shareholders of Phillips may have effective voting control over the Company. Shareholders of the Company may experience additional dilution if the proposed funding is accomplished by the sale of additional common stock. Inasmuch as the Company's shareholders have no right to cumulative voting, the current shareholders of Phillips may also be able to elect all directors of the Company. The Company's directors will have the authority to declare or not declare dividends, to authorize the issuance of additional shares of the Company's securities for acquisitions or for other corporate purposes and to control all aspects of the Company's business operations subject to any rights granted to shareholders under Utah corporate law.

     The Board of Directors believes that the general terms of the Acquisition, as set forth in the Letter of Intent, are in the best interests of the Company and its shareholders and recommends that shareholders vote in favor of Proposal 1. Management believes that if Proposal 1 is adopted by the Company's shareholders and if the Acquisition is completed, the Company will have much greater prospects for future success. The Company's Board of Directors who hold shares of the Company's common stock have informed the Company that they intend to vote for Proposal 1.

Terms of the Acquisition

     The Acquisition is contingent upon the Company raising between $3,000,000 and $5,000,000 in primary funding and upon acquiring interim financing of approximately $200,000. The Company is presently exploring the possibility of a private placement of securities to secure the cash required as interim funding. The Company is also exploring various options for raising the primary funding including a possible public offering of securities. However, as of the date hereof the Company has not entered into any firm agreement or understanding for the raising of capital from any public or private source. The obligation for the Company to complete funding may be waived at the discretion and upon approval of the Board of Directors of each party.

     If the Acquisition is completed, all Phillips common shares owned by Phillips shareholders will be converted into shares of the Company's common stock. Currently, there are 300 shares of Phillips common stock issued and outstanding. The Company and Phillips have agreed that the number of shares of the Company's common stock to be issued to the Phillips shareholders will represent 50% of the total shares of the Company's common stock issued and outstanding immediately following the Acquisition. Therefore, the 300 shares of Phillips common stock will be converted into approximately 3,111,052 shares (post-split) of the Company's common stock if the Acquisition is closed. The number of shares of the Company's common stock to be issued in the Acquisition was arbitrarily determined by the parties but such factors as book value, tax loss carry forward, historical revenues, cash flow and earnings and potential growth were considered by the Boards of Directors of the Company and Phillips in reaching an agreement.

     There are currently 15,555,260 shares of the Company's common stock issued and outstanding. Anticipating that the one share for five shares reverse split is effected as proposed, this would result in approximately 3,111,052 shares of the Company's common stock outstanding, without giving effect to the rounding-up of fractional shares. Accordingly, approximately 3,111,052 shares of common stock will be issued to Phillips shareholders, which will represent 50% of the total outstanding shares immediately following the Acquisition. Any additional Company shares that may be issued upon the exercise of outstanding options or warrants or in future sales of share, will not be taken into consideration in determining the number of shares to be issued. However, Phillips shareholders will also be issued warrants or options equal in number, exercise price and exercise date to all of the Company's warrants outstanding on the date of the closing of the acquisition.

Lack of Opinions, Appraisals and Reports

     No unaffiliated representative has been retained to act on behalf of the Company or Phillips for the purposes of negotiating the terms of the Acquisition or preparing a report concerning its fairness. The Company has not solicited or obtained any appraisal, report or opinion by any outside party regarding the Acquisition. The Board of Director s chose not to retain the services of an investment advisor, because it believed the cost of such services would be excessive relative to the size of the transaction and for the reasons set forth herein.

Effect of Shareholder Approval of Proposal 1

     If Proposal 1 is adopted by the Company's shareholders, the Board of Directors intends to proceed with the Acquisition. Provided the Company fulfills the contingency of securing the necessary interim and primary funding, the Company will acquire Phillips through the issuance of approximately 3,111,052 shares of the Company's common stock to the shareholders of Phillip Pharmatec and also options or warrants equal in number and terms to all of the Company's warrants outstanding on the closing of the Acquisition.

Effect of Shareholder Rejection of Proposal 1

     If Proposal 1 is not adopted by the Company's shareholders, the Company will not proceed with its plans to acquire Phillips and will continue with its current operations. In such event, the Company may ultimately seek alternative acquisitions or investments. However, the Company may not be able to effect an acquisition of an operating company in the future or be able to secure additional funding in order to continue operations.

Proposal to Effect Reverse Stock Split

     The Company is proposing that the shareholders approve the one share for five shares reverse split of the issued and outstanding shares of common stock. Presently there are 15,555,260 shares of common stock issued and outstanding. If the reverse split is effected as proposed, there would be approximately 3,111,052 shares of the Company's common stock outstanding, without giving effect to the rounding-up of fractional shares. All shares to be issued pursuant to the Acquisition would be post-split.

     Management believes that by effecting the reverse stock split, the Company will have fewer shares outstanding which may result in a public stock price per share in a more desirable range which is perceived as beneficial to the public market. Also, with fewer shares outstanding, the Company would most likely be able to make future acquisitions and/or financings on more favorable terms to the Company.

No Dissenting Shareholder Rights

     Neither the Acquisition nor any other matter to be acted upon at the Meeting create any dissenting shareholders rights under the Utah Revised Business Corporation Act.

                  INFORMATION ABOUT THE COMPANY

     The Company is a diversified medical company. It's strategy is to concentrate on commercialization in markets within large growing categories of medical care where it can maintain a competitive advantage. The Company develops and acquires proprietary products grouped in markets which can be efficiently exploited using the management discipline of "market driven business units" (MDBU's). Management believes that significant opportunity exists in building a market driven company that consolidates product opportunities within large target business segments thereby developing marketing leverage in substantial "niche" markets.

     The Medical Device Group is focused on medical safety within the specific market segments of "Sharps Management," "Lifeline
Management" and "Women's Health." The Company's patented products within these areas provide a substantial base for creating complimentary multi-product specialized business units.

The medical device industry is characterized by many small companies with sales which do not have product synergy to leverage cost or generate market impact. Many products do not meet the large scale criteria of the major medical device companies and are, therefore, available for acquisition. In addition to commercializing its own proprietary ideas, the Company will identify, acquire and commercialize carefully selected opportunities grouped into specialized business units. The units can deliver cost effective, competitive advantages that may be marketed effectively.

     The Company targets niche market segments which are not the focus of multi-national companies. By participating in large growing markets with a bundle of specialty proprietary devices, the Company can build a substantial business presence while minimizing the risk of competition. By adapting existing technology to innovative uses and avoiding a dependence on future technology, the Company reduces the risk and expense of regulatory development inherent with new inventions.

Background

     The Company was incorporated on March 17, 1983 under the laws of the State of Utah as Whitewater Products, Ltd. On August 6, 1992, the Company acquired Medisys Technologies, Inc., a Louisiana corporation, engaged in the business of developing a device for the assistance of childbirth under a patent which was granted on June 15, 1992. Subsequent to the acquisition, all of the Company's activities have been related to the development of medical devices for use primarily in the field of Medical Safety. For accounting purposes the acquisition was treated as a recapitalization of Medisys-Louisiana with Medisys-Louisiana as the acquirer (reverse
acquisition).   The acquisition was perfected by a share exchange.
The Company changed its name to Medisys Technologies, Inc.

     Since 1992, the Company has invested over $6,000,000 in the development of its proprietary ideas several of which are commercialized or pending market introduction.

Primary Products:

     MEDICAL "SHARPS" SAFETY - CoverTip

     Medical device safety is a large and growing issue within the healthcare community. The transfer of infectious diseases result in enormous economic and social costs. With AIDS, Hepatitis and other communicable disease, the possibility of accidental infection is a critical issue to healthcare workers and professionals. Approximately one million needle sticks are reported each year among healthcare workers with the probability of many more going unreported. The potential for transmission of the hepatitis C
(HCV), hepatitis B (HBV) and the HIV (AIDS) viruses can occur from just one needle stick and the potential cost of a single contaminated needle stick injury is estimated between $205 and $2,302 just for evaluation. While the incidence of AIDS contracted through accidental needle sticks is low (CDC is aware of 54 documented cases and 114 possible cases of healthcare workers who acquired HIV on the job as of December 1997), the impact to the individuals tested and the cost of both the testing and treatment is enormous. For both hepatitis B virus and HIV infections, the primary source of exposure was, according to the (CDC) Centers for Disease Control and Prevention, a needle stick.

     The current syringe market approaches 2.5 billion dollars in the U.S. alone. Currently, safety syringes comprise a relatively small portion, less than 20% of the total market. The desire to use a safety syringe has been impeded by both cost and technique requirements of currently available safety syringes. Current safety syringes are 3-4 times the cost of standard syringes. Safety syringe devices currently in the market are difficult to use and require hospital training and ongoing inservice. These products do not cover the needle prior to removal from the skin and can pose a danger upon extraction from the patient.

     In contrast to other safety syringes, the CoverTip device's unique design covers the tip of the needle while in the skin and locks in place protecting the healthcare worker during the injection process and disposal of the used syringe. Use of the CoverTip requires no additional instruction.

     The Company believes that substantial capital barriers may inhibit direct entry of safety products in the United States. Therefore, the Company has adopted a strategy of developing a marginal market presence while seeking a license arrangement with a major medical company. Foreign markets offer similar opportunities and potential market partners are being explored. The Company has received inquiries concerning the CoverTip product from the three largest suppliers of syringes in the United States as well as a major health product company. Medisys is also pursuing specialty applications for CoverTip and a limited market introduction of the product.

     On March 23, 1998 the Company submitted additional elective test data to the Food and Drug Administration ("FDA") to support its effort to obtain a 510(K) Exemption from Pre-Market approval for CoverTip. These tests of over 500 syringe animal injections were rated "excellent" by the investigators and achieved all test goals. On May 15, 1998, the Company received U.S. Food and Drug Administration (FDA) 510K clearance to market the CoverTip safety syringe.

     The Company is developing other safety products including:

PreSaf LeverFulcrum

     This is an intramuscular injection safety syringe designed primarily for the prefilled syringe application. These applications typically include flu shots, pneumonia shots, AIDS serums, and other epidemic treatment or prevention therapies. Like CoverTip, but in a different fashion, it provides automatic passive protection before withdrawal from the patient. The Company has a clear patent search and a US Patent has been applied for and patent is pending. Concept design is essentially complete. Prototypal and clinical development will begin after patent approval is received. This device will be marketed as an OEM product and sold to producers of prefilled syringes.

SofDraw

     SofDraw is a blood/fluid collection safety syringe. Although it mechanically differs from CoverTip it does share essential technology. Like CoverTip, SofDraw is a simple passive device which automatically protects the user by covering the sharp prior to withdrawal. Other than with phlebotomy, the device will primarily be used by physicians in such procedures as thoracic,
pulmonary, abdominal, and orthopedic joint drainage.   The device
can be procedure specific configured. Its safety technology is also adaptable to drainage catheters. The US patent was approved several months ago with all essential claims being allowed and the Company expects to receive the final patent during 1998. Also, all foreign filings are current. Design development is complete through prototyping. A 510K application for the market of the device with the FDA will be filed when the working design is completed. Given the shared technology between this device and CoverTip, a fast track clearance for marketing by the FDA is reasonably anticipated. A Continuation in Part (CIP) application to cover features allowing large volume drainage without syringe barrel change is in process.

     The Company intends to market this specialized product directly to both OEM blood and fluid collection tray assemblers and specialty markets such as physicians and phlebotomists.

VacuSaf

     This device, using CoverTip technology in combination with an adapted passive energy source, covers and protects the sharp point of a blood collection needle while it is still in the vein. The safety mechanism is activated and locked with the first use of a vacuum specimen tube and the sharp is rendered safe prior to withdrawal. The device provides protection to the user and waste handlers and produces the added benefit of protecting the vein lumens during the collection procedure. Version "Select" permits selection of needle gauge for use with a single adaptive shroud. Version "Fixed" is a unit pre-assembled with one of several needle gauges with the given needle, and safety mechanism, fixed to the
shroud.   Final design concept is essentially complete and working
models have been fabricated. The Company has a clear patent search and the U.S. patent application is in progress and is anticipated to be ready for filing in August of 1998. A moderate volume test site has agreed to perform clinical trials as soon as clinical prototypes can be produced.

     The marketing direction of VacuSaf has not been finalized.
Options include specialty sales to phlebotomists or a license /OEM product for the major IV manufacturers.

BxDraw

     This device is a fine or coarse needle biopsy safety syringe. It is a physician only use device. The US patent has been verbally approved and the Company expects receipt of a formal "Notice of Allowability" soon. The device provides user protection and reduces risks of carcinogen cell "needle tracking". It also doubles as a post procedure safe carrier for transport to pathology. Development and regulatory status are similar to SofDraw

     BXDraw addresses the needs of the diagnostic surgeon
(orthopedic, General Thoraic) and/or Radiologist and will be sold directly by Medisys to this specialized segment.

BX-T-Draw OBTSN

     The "Obdurated Titanium Safety Needle" designed for use with MRI (Magnetic Resonance Imaging) placement to take a tissue sample with a cutting needle. Concept design is complete and the company has a clear patent search. An application for a US Patent will be filed when final design alternatives are complete.

     Like the BxDraw, the BX-T-Draw will be specialty marketed to Radiologists, Oncologists, general surgeons and other diagnosticians.

CoverStik

     This device permits safe collection of capillary blood. The small cutting blade is passively and automatically retracted into a protective housing concurrent with skin puncture. Applications include checks for glucose levels, clotting, and blood gases. As a system, CoverStik protects the user and eliminates reusable carriers which contaminate easily and are known sources of pathogen
transfer, particularly hepatitis.   Conceptual design work is
complete. The Company has a clear patent search and will file a patent application as soon as final design alternatives are complete.

     The CoverStik marketing plan is to sell directly to Lab and Respiratory Therapy as well as OEM. The device to diagnose companies such as Smith Kline Beecham and Scientific Products.

SAFETY IN WOMEN'S HEALTH

SofCeps

     The Company is the exclusive assignee of all rights in and to certain United States patents for an obstetrical tractor (birth assistance delivery device) known as SofCeps. SofCeps is designed, in part, to replace traditional steel obstetrical forceps and vacuum extractors used to assist child birth. SofCeps is intended to offset the possible negative obstetrical consequences of epidural anesthesia which may slow or interrupt the descent of the fetus through the birth canal and may diminish maternal ability to produce voluntary and involuntary contractions during delivery. SofCeps is a disposable soft and thin double-walled multifiber braided axial gripping cylinder which is placed over the fetal skull with a simple application system. It is designed to uniformly distribute assisting traction forces about the circumference and longitudinal surface areas of the fetal skull.

     SofCeps is designed to replace traditional steel obstetrical forceps and vacuum extractors and the Company believes that maternal/fetal injuries associated with the use of these predecessor devices will be reduced with the adoption of this new alternative device. Maternal injuries potentially caused by forceps, or by their improper use, range from spiral lacerations of the pelvic floor and its associated structures, to severe lacerations of the cervix resulting in increased in-patient time, major surgical repair, incontinence, sexual disorders, protracted discomfort, death, and substantial increases in health care costs. Objective fetal injuries potentially secondary to the use of forceps include minor "forceps marks", fractures of the fetal skull, central nervous system (CNS) deficit (cerebral palsy), severe mental retardation, blindness, deafness, and death. Subjective injuries may include slowed development of motor skills and learning disability. The use of forceps when the fetus is at or above the midplane of the pelvis is proscribed under current standards of care in the practice of obstetrics.

     The vacuum extractor was developed as an alternative to traditional steel obstetrical forceps, but after over thirty years of development its use still presents potential clinical problems. The operative feature of the device is basically a suction cup which is applied over the crown portion of the fetal skull where traction forces are concentrated. Traction can result in hydraulic transfer of traction forces through the fontanel to the intracranial area. Off axis traction can result in the device "popping" off the fetal skull with secondary rebound trauma being transmitted to the intracranial area. Hematomas over the skull have been noted secondary to the use of the vacuum extractor. Use of both forceps and vacuum extractors requires a high degree of skill and training.

     When the mother opts for epidural anesthesia during delivery, as most do, arrest or substantial delay of fetal descent in the mid-pelvis range of the birth canal frequently occurs and the obstetrician has no means available to beneficially promote descent. In many cases delivery will be unduly prolonged and the physician must resort to Cesarean section delivery. Unlike traditional forceps, SofCeps can be applied when the fetus is at or slightly above mid-pelvis of the birth canal, thereby providing the obstetrician with an in place device to which traction can be applied to offset the arrest or delay of descent. The Company believes this will result in significant reductions in the rate of Cesarean section deliveries secondary to arrest of fetal descent in the mid-pelvis range.

     The use of outlet forceps has become so much a part of normal obstetrics that it is considered by some to be a part of a normal delivery. Up to 1975, the use of forceps at all levels was reported in the United States to be as high as 25% to 33 1/3%. By 1980, one study showed a 26.7% forceps use in "first child" deliveries and over 15% in all deliveries. The Company estimates that the percent of forceps deliveries in the United States today is somewhere between 12% and 26%, depending on the region of the Country surveyed. In recent years there has been a surge in Cesarean section births in the United States. As the Cesarean section rate increases, the use of obstetrical forceps tends to decrease. Studies indicate that vacuum extractors delivery rates are roughly equivalent to forceps delivery rates.

     SofCeps combines centuries old non-obstetrical concepts with modern medical and engineering technology. Using state of the art braiding technology, a soft, thin mesh cylinder of synthetic fabric is fabricated for application over the fetal head. Application is accomplished with a simple and effective system which includes accommodation for cephalic curvature. The application system is then removed. After application, assisting traction is applied by the physician to the portion of the cylinder which protrudes from the vagina. A unique traction handle permits anterior, posterior, or lateral traction as required to promote fetal descent. As assisting traction is applied, the cylinder exerts uniform axial gripping about the circumference of the fetal head. Unlike steel forceps, gripping forces are not point concentrated but are spread evenly over the fetal head and facial surfaces. Importantly, traction can be applied concurrent with expulsive maternal contractions thereby permitting efficient use of maternal reserves of energy. The device has no edges which can cause lacerations and, because it is much thinner than traditional forceps. Also, it will not exacerbate and, in many cases will offset, minimal cephalo-pelvic disproportion (CPD) where the fetal head tightly engages the birth canal. Because of the simplicity of the device, the Company believes the average board certified obstetrician can become proficient in its use within a nominal number of deliveries. The device, including its application system, is disposable after a single use.

     Comprehensive clinical testing of SofCeps began at Baylor College of Medicine, Houston, Texas, in October 1993. Under a protocol approved by the Baylor Human Investigative Review
Board ("IRB"), assessments of successive prototypal configurations were made using term fetal demise infants in order to evaluate the components and function of the device. During the first year of testing, it was determined SofCeps presented little, if any, risk of maternal injury. Traction testing on several stillborns demonstrated that force more than sufficient to promote fetal descent in the birth canal resulted in no objective evidence of fetal head feature trauma. These tests permitted clinical conclusion that the device was very likely to be less injurious to a fetus than traditional devices.

     On April 6, 1995 a developmental milestone occurred when a term stillborn was successfully delivered with the device. During this procedure, application over the fetal head was accomplished and the Company concluded the device was clinically effective in assisting completion of the delivery. Several modifications of the delivery system have been made and with the completion of a minimal number of still born deliveries, the results expected from the Phase One testing protocol were considered by the Company to have been met. Application for approval of Phase two protocol governing live deliveries has begun. Deliveries were planned in the Phase Two program for the fourth quarter of 1997 and the first quarter of 1998. An interruption of the research and development capital needed to refine the clinical prototypes to a final commercial design has delayed these clinical studies. Internationally, clinical sites at the Perinatal Institute in Bern, Switzerland, the Hospital Central in Mexico, and the Kenyata National Hospital in Kenya were selected for consideration of live birth testing. This testing has not commenced, but is anticipated to begin first in Mexico and later in Switzerland and/or Kenya upon the acquisition of adequate research and development capital and completion of final commercial design. In the United States, a letter of intent was signed with physicians at the University of Maryland to begin live birth testing when the final commercial prototype is achieved.

     The Company is exploring possible acquisition of an existing intrauterine pressure device and a vacuum extraction cup, as further products for the women's health category.

AmnioSaf

     This safety syringe device is designed to protect both the physician and the fetus during amniocentesis. Protection of the fetus is provided through reduction of the risks of eye, thorax, cord, or placental puncture. Patent, development, and regulatory status are similar to SofDraw.

     AmnioSaf will be marketed to obstetrics and gynecology
(OB/GYN) and will complement the Women's Health focus of Medisys as well as Medical Safety.

LIFELINE MANAGEMENT

DisKlip

     DisKlip ("DisKlip") is a latex free securement device used in connection with the management of standard intravenous administration of medication (IV) and other medical tubing and lines.

     DisKlip is a simple and inexpensive disposable (single-use) securement device designed to afford the medical provider with an easier, more efficient means to attach and manage medical tubing.

     The Company believes that DisKlip will require little or no personnel training and will result in savings in nursing time, reduction of instances of site inflammation and irritation of vein walls (lumens), reduction of instances of infiltration and vein wall puncture, reduction of risk of sepsis, and reduction of patient discomfort.

     The Company's expectations with regard to DisKlip have been verified by multi-hospital field testing. This field testing consisted of actual patient use at several hospitals in the United States as well as application and wear by various Medisys personnel. It also included one market evaluation by potential customers in the Unites States. The adhesive backing has been improved to incorporate a "foam tape" approach that allows for skin breathability and reduced allergic (hypoallergenic) reaction.

     Additional designs are being constructed to accommodate various locations of the body. These designs include
(i) MultiKlip, for management of multiple tubing/lines, and
(ii) KidKlip, a pediatric version and The Freedom IV device, a retractable IV line management device. The Company is currently addressing other needs through additional research and development.

Other Products:

     In order to reasonably assure a continual stream of new products for the future of the Company, Medisys continues to analyze the market for development of proprietary practical healthcare concepts.

     The Company is also presently investigating and developing other opportunity products which should generate additional revenue. Medisys plans to outlicense or establish potential separate business units for these other products. An example of products available to the Company is as follows:

VetCeps  Obstetrical Tractor

     VetCeps is a veterinary application of the SofCeps obstetrical tractor. The Company enjoys patent protection for veterinary application in bovine (cattle), ovine (sheep), and equine (horse) obstetrics within its original patents. Development has been limited in large measure to the bovine application. This is due to its substantial potential market and because VetCeps appears to offer an obvious solution to problems which arise with the use of commonly used steel veterinary obstetrical fetlock chains. The device has been successfully used on both foreleg and hindleg to deliver live and stillborn. This product is now being sold commercially. The Company introduced the device generating sales of approximately 100 units during 1996 to test market
VetCeps . Sales were discontinued in the first quarter of 1996 because the original product proved to be too large to accommodate the fetlock (leg) of the majority of newborn calves. Subsequently the product was redesigned and is now available in three different sizes to more closely accommodate the majority of newborn calves. The device was reintroduced to the veterinary market in February 1997 and achieved sales of approximately $100,000 in 1997. The Company is presently seeking capital to pursue a comprehensive marketing plan to substantially accelerate VetCeps sales. A separate business and marketing plan has been developed for VetCeps .

Re-Ty

     Re-Ty is a releasable, adjustable and reusable "cable tie" product group developed originally to enhance VetCeps . The
Company has three designs: side release, top release and enscoping; all of which are intended for out license to industrial users.


Backlog

     The Company has no backlog of the VetCeps , veterinary birth assistance device.

Market Analysis

CoverTip

     Currently $2.5 billion of annual sales volume is generated with the use of syringes in the United States with safety syringes purchases during this annual period approximating $300 million of this amount. The penetration rate of safety syringes is driven by concern over the health of the doctors, nurses, and other healthcare professionals as well as cost associated with their care and the testing necessary in response to the occurrence of accidental needle sticks. The rate of accidental needle stick reported by the Center for Disease Control (CDC) was one occurrence for every 250 injections made. Although the number of confirmed cases of AIDS contracted accidental dirty needle sticks remains small (less than 100 individuals) the occurrence of hepatitis and other infectious diseases compounds the problem and cumulatively results in high cost, liability, long-term care and productivity losses. Requirements for reporting all accidental dirty needle sticks result in subsequent testing cost alone for each event from between $250 and $1,020.

     Although there is support from the healthcare worker community for safety syringes, there are still various obstacles. These include higher cost, from three to five times standard syringes, as well as the difficult technique changes necessary to use many of these cumbersome devices. The inservice cost to train a myriad of healthcare practitioners using syringes places an added burden on the conversion rate due to the awkward nature of currently existing safety syringes. Many of these products require two-handed application techniques which can, at times, present accidental stick opportunities.

1.  Customer characteristics

     Customers for the CoverTip safety syringe include all healthcare workers, nurses, physicians, hospitals, clinics, managed care organizations as well as insurers.

          a.  Doctors, nurses, and healthcare providers.

               The desire to reduce the likelihood of an accidental dirty needle stick is strong with all healthcare workers. Individuals who have contracted AIDS, hepatitis and other life threatening contagious disease have become advocates for the adoption of safety devices within the healthcare community. These individuals and organizations supporting healthcare worker safety provide impetus for the use of safety syringes.

          b.  Hospitals.

               The need to reduce the cost of testing associated with accidental needle sticks, reduce potential liability and negative publicity, and pressure from healthcare worker organizations are strong motivators for hospitals to adopt a relatively low cost easy to use safety syringe.

          c.  Managed Care/Insurance

               Managed Care organizations and insurers assume the burden of liability both for treatment and damages associated with accidental needle sticks. These groups appear supportive of efforts to reduce the incidence of infectious disease contracted by cross contamination.

2.  Competitive Evaluation

     Within the syringe business in the United States, Becton - Dickenson enjoys the largest market share position of approximating 60% of the market. Sherwood Medical, a division of Tyco Industries has approximately 30% with the remainder of the market which is divided among numerous private label as well as foreign companies such as Terumo. The safety syringe market is sub-divided in similar fashion. Over 450 patents have been issued on various types of safety needles and/or syringes. Despite the interest and effort to convert to these products, difficulty in changing behavior of the application technique as well as the prohibitive cost, from three to five times standard syringes, has inhibited the penetration of safety syringes into the overall standard syringe marketplace. On March 28, 1998 the Company submitted additional clinical testing to support its application for 510(K) Exemption from Pre-Market approval for CoverTip to the FDA. On May 15, 1998 Medisys received 510(K) clearance to market CoverTip.

3.  Marketing Plan

     Due to the large capital investment required to manufacture large quantities of the CoverTip product, the Company's selling strategy will be to obtain a third party large company partner. This partner will need manufacturing and distribution resources and expertise to rapidly introduce a product into the marketplace.

     The CoverTip safety syringe addresses each of the major issues associated with current safety syringes and provides benefits over standard intramuscular (IM) syringes. Standard syringes cost between $0.06 and $0.12 each and it is anticipated that the CoverTip safety syringe will be priced at less than $0.20 each. Specific costs will be developed once full production plans are implemented.

     Because the CoverTip safety syringe requires no change in technique, and is currently identical in use to a standard syringe, it will eliminate educational (inservice) requirements that currently exist with many safety syringes on the market. Additionally, because of the unique design of the CoverTip, the needle tip is actually protected prior to removal from the patients skin. This greatly reduces any contaminated needle exposure to the healthcare worker and offers an advantage to other safety syringes that require extraction from the patient's skin prior to implementation of various needle tip protection methods.

Market Analysis

SofCeps

     The market for obstetrical products, both in the U.S. and worldwide, is substantial. While declining birthrates are a factor for consideration in western countries, even a slight decline indicates a stable U.S. market of about 4 million births per year for the next 10 years. Management believes that the rapidly expanding population growth of third world and Pacific rim countries represents a marketing opportunity for assisted delivery devices and obstetrical products in general. The simple technology that SofCeps employs will be of particular appeal in third world countries and should offer strong market opportunities.

     The primary assistance device in use today is stainless steel obstetrical forceps. They were developed in the latter part of the 16th Century. Actual traction is exerted slightly below or underneath the mandible and is point concentrated. Slippage of the forceps is almost invited because of natural lubrication, refusal of the fetal skull to conform to existing forceps design, and a myriad of variables which exist from one fetal skull/pelvic relationship to another. Virtually every forceps assisted delivery involves risk of injury to the mother and the baby.

     Statistics have shown that forceps are used to assist up to 26% of vaginal deliveries. Stainless steel forceps apply a concentrated gripping force on the fetal head which can result in a series of injuries from minor "forceps marks" to skull fractures with massive brain damage, central nervous system damage and fetal death. The manipulation of the steel forceps in the birth canal often causes maternal injuries ranging from spiral lacerations of the pelvic floor to severe lacerations to the cervix. In both instances, these injuries result in significantly increased healthcare costs associated with post-delivery complications and increased inpatient days. Such injuries are exhaustively dealt with in the medical literature and the obstetrical community would most likely welcome a device which promises a significant reduction in maternal and fetal morbidity.

     The only other significant attempt to introduce a new product into this forceps arena has been the vacuum system. The vacuum unit was patented in the late fifties and in spite of numerous attempts toward refinement, management feels that the approach still remains plagued with disadvantages. The system grips the upper half of the fetal skull with a suction device and traction is then applied. Use of the system frequently results in hematoma over the fetal skull as well as rebound trauma caused by the device popping off the fetal skull. Once in place, the device precludes manual rotation of the skull. Rotation is frequently required to ease passage through the pelvis. Many obstetricians have experienced difficulties because they resort to twisting on the extractor to accomplish rotation. This can result in serious fetal injury. For these and other reasons, the vacuum system has largely fallen into disfavor and the majority of obstetricians have returned to the use of traditional forceps.

1.  Customer Characteristics

     Potential customers for the SofCeps product varies. They include obstetricians, managed care organizations, hospitals and patients (consumers).

     a.   Obstetricians

               The need for safe, reliable birth assistance creates a base need for replacement of current devices. Documentation of successful deliveries, with reduction of risk to both mother and infant, will be a strong motivator influencing the adoption of SofCeps by the obstetrical community as well as hospitals (health care providers), and physicians.

     b.   Hospitals (Health Care Providers)

               Management believes that obstetrical care is being consolidated in communities to establish a cost effective delivery system for this service. Hospitals are increasingly under pressure to reduce costs, while maintaining quality of care. SofCeps offers these healthcare providers the opportunity to increase the quality of the delivery process, while reducing the overall cost of care. An additional opportunity is the economic potential for reduced malpractice insurance and C-Section rates. As hospitals and health care providers move toward capitated care, the pressure to decrease length of stay costs, while maintaining quality, will increase.

     c.   Patients (Consumers)

               Patients are increasingly aware of the need to reduce health care costs, but at the same time are concerned over the quality of care. Forceps use and the concept of vacuum extractor assisted deliveries are innately unpleasant to the average consumer. Therefore, management believes that the SofCeps product, as well as other simple Medisys products, represent viable alternatives to the general consumer community, including Women's health and pediatric advocacy groups.

2.  Competitive Evaluation

     The competitive product situation for obstetrics includes products that are a part of diversified health care corporations with slight focus on obstetrics. In the device arena, products for obstetrics are produced from divisions of various companies whose products are broadly based in many areas of health care. Equipment companies such as Utah Medical and Hewlett Packard market monitoring equipment and diagnostic tools for OB. Advertised as the only company exclusively focused on women's health issues, GynoPharma had a broad range of products primarily pharmaceutical and over the counter drugs.

     Competition to SofCeps includes instrument manufacturers such as the Codman Division of Johnson & Johnson, V. Muellar, and Weck manufacture obstetrical forceps in various forms. Vacuum extractors are manufactured by Mityvac and others. Instrument companies and vacuum extractor companies do not look at forceps as a major product line. However, they can be expected to respond with alternative methods of assisted delivery once the SofCeps product is introduced into the market place.

3.  Market Potential

     SofCeps is intended to be multi-dimensional in use and is designed to be applied in a prophylactic manner when mother and fetus do not present contraindications. Less than one-half of section deliveries result from maternal/fetal clinical presentation such as inadequate pelvic architecture, cephalo pelvic disproportion, vaso or placenta-previa. Also, one-half of section deliveries are labor related and perhaps preventable through use of a beneficial obstetrical tractor.

     SofCeps is a totally new concept which the Company intends to market on a worldwide basis. The market is limited only by the eventual degree of acceptance in the obstetrical community and by the number of live births in each given market area. The device is disposable after a single use and thus a potential market exists for repeat orders. The degree of market penetration will depend upon product acceptance and effectiveness of marketing efforts.
The medical marketplace is receptive to new products which can provide better patient care, savings in medical costs, benefits to the health care industry, and which represent advances in risk reduction. The Company is poised to effectively demonstrate that the device will meet the criteria of today's managed healthcare marketplace.

     There are no past or present medical comparables to SofCeps and pricing is based on costs of manufacture and distribution, including usual administrative items, as well as preliminary price sensitivity analysis. Medisys believes that a price of approximately $300 per device will meet the requirements of the managed care environment.

4.  Non-Controllable Elements

     With significant health care reform apparently postponed for the foreseeable future, government intervention would appear only to enhance the prospects for SofCeps as well as other Medisys technologies. The managed care companies should encourage the use of SofCeps and economic studies are planned in order to document the value.

     The Company intends to participate in economic studies of various products to demonstrate their positive cost outcome versus standard care and other competitive methods of treatment. These economic studies may be conducted from assessment of currently available data and/or specific studies to demonstrate reduction in overall cost through use of Medisys products. These studies are anticipated to commence simultaneously with market introduction of the various products and take varying amounts of time to complete based on their complexity. Although these studies support various benefits of the Company's products, they are not deemed critical to market introduction, rather enhancements to each of the product's value to key decision makers. The greatest elements outside immediate control would be the introduction of similar birth assist products and the uncertainty of the FDA approval process.

5.  Marketing Plan

     The Company currently plans to market SofCeps on a direct basis or through a co-marketing arrangement with supplemental sales support from specialized sales representatives. This approach is intended to achieve appropriate marketing activity while minimizing selling expenses. The Company plans to distribute Medisys products worldwide through international market development brokers.

     The market for an effective delivery assistance device is worldwide. Concurrent with development and refinement efforts, the Company will employ comprehensive measures designed to apprise the obstetrical world of what is forthcoming. Management will endeavor to have customers ready and waiting when the device enters mass production. These efforts have begun with public relations and preliminary market communications which are underway.

     Selling strategy will take a multi-focused approach centered around the following customer groups:

          a. During the final development stage the Company will communicate with Obstetricians via direct mail and convention exposure at major OB meetings to introduce the concept idea of SofCeps. In addition, after successful live birth clinical testing, educational seminars will be conducted on the appropriate use of SofCeps by targeting the thought leaders and volume delivery obstetrical centers. Specific effort will be made to establish SofCeps advocates in the top 20 markets nationally. Major benefits that will be positioned to the obstetrician will include an increase in patient care and potential for reduced malpractice insurance.

          b. Major obstetrical societies will be contacted and requests made for endorsements of the SofCeps product versus forceps use.

          c. After product testing, the Company plans to commission a panel of distinguished obstetricians as an advisory group to provide broad input and endorsement support.

          d. Obstetrical Nurses will be exposed to the product through convention activity at major meetings, select targeted direct mail to key association officers, and thought leaders within the major metropolitan markets.

          e. Providers/Hospitals. A direct selling strategy will be employed to the top 200 obstetrical hospitals. In addition, group purchasing organizations will be contacted for inclusion of the SofCeps product into their "formulary." The major selling appeal to providers is the potential to increase care quality and the potential for reduction of C-Section rates and malpractice occurrence.

          f. Although physician obstetricians will be the final users, the device is considered a hospital supply item. Exclusively, hospitals with obstetrical units will be the customers of the Company.

          g. Managed care organizations have established a list of procedures which they feel are being excessively used within the health care community. Included as one of the highest within this list are C-Section rates. C-Sections currently cost about $4,570 more than normal deliveries and there are wide variations of occurrence by institution and geography. Management believes that the use of SofCeps should generate a net savings over C-Section delivery.

          h. The Company's selling strategy will include contacting major women's and children's advocacy organizations. The development of a press kit for use in local areas where
     SofCeps has been adopted for use will provide an efficient tool for local media, physicians, and hospitals thereby enhancing general media public relations.

          i. Insurers. If SofCeps proves clinically successful and produces a relatively short track record of safe and injury free deliveries, the Company believes that medical malpractice and health insurers will support the transitioning of insured obstetricians from the continued use of forceps. A single instance of infant brain damage can cost an insurer in excess of $40 million dollars. A demonstration that SofCeps will reduce the number of such instances will ingratiate insurers and compel their collective assistance.

          j. Women's Groups. The Company intends to advertise and solicit various consumer periodicals that target a predominantly female readership. By using the family periodicals as communication tools, the message of the benefits of a SofCeps delivery will be widespread.

          K. Education. The Company intends to provide user training through seminars, literature, clinical video programs, and clinical workshops. Emphasis will initially be placed on working through teaching hospitals in the various geographic markets. Planning is underway for a detailed and intense education program. Plans are to conduct at least one seminar per month at strategic geographical areas across the United
     States.

6.  Advertising and Promotions

     The Company has commenced initial public relations and market education activity. This initiative consists of periodical news releases and publication in a limited number of business and professional publications about the Company in general. Further advertising and public relations will be targeted to each category. For example, even though hospitals will be the purchasers, obstetrical physician users will dictate whether the purchases are made. This will require a blanket effort to insure wide familiarity with the device within the obstetrical community.

     Medical literature, in this case the various obstetrical journals, is a primary key in dissemination of new information to individual obstetrical practitioners. Appropriate physician authored informative articles will be provided to these journals for publication and distribution to individual subscribers. Results of human clinical trials are being reported with clinical details of each delivery.

7.  Product Warranties

     The Company intends to develop reasonable warranties with application of the SofCeps product. These warranties will be contained in the product package insert which will be included with every SofCeps unit sold or distributed.

Patents and Trade Secrets

     The Company has aggressively pursued obtaining patent rights to products it anticipates marketing. The Company is already the owner of twelve U.S. patents protecting the Company's SofCeps, CoverTip, VetCeps , DisKlip, and Re-Ty devices. These consists of U.S. Patent numbers 5122148, 5217467, 5318573, 5460611, 5496283,
5573539, 5593413, 5632750, 5681290,5687455 (two device patents), and 5720727. The Company also owns one letters patent protecting the SofCeps device (no. 669116) from Australia. Eleven of the issued patents are being prosecuted internationally. Three additional U.S. patent applications have resulted in notices of allowability pursuant to which issue fees have been paid, and the Company expects receipt of the final patents shortly. These patents will cover the Company's SofDraw, Multi-Draw, and a third design (Enscoping) of the Re-Ty line of fastener products and will bring the total of issued U.S. Patents to fifteen. Additionally, the Company has pending a mix of seven original and/or CIP applications. The Company also has a backlog of viable proprietary product concepts which meet company development criteria.

     The Company has filed six U.S. trademark applications preserving its right to use the trademarks "SofCeps", "VetCeps ", the "Medisys " logo, "DisKlip", SofDerm", and "CoverTip". As the Company proceeds forward with the commercialization of these and other products, it will file U.S. and foreign trademark applications to protect product names.

     The Company intends to obtain copyright protection on its product packaging, instruction sheets, and such other Company materials that the Company believes significant to warrant procurement of copyrights.

     The Company has obtained through its research and development efforts during the past five years, a large body of trade secrets relating to the design and construction of SofCeps. In addition, the Company has obtained substantial proprietary business information relating to the manufacturing costs, marketing and selling of the Company's various products.

Product Liability and Insurance

     The Company may be exposed to potential product liability claims by users of its products. The Company currently maintains general business liability insurance limited to $1,000,000 coverage per occurrence and in the aggregate.

     Additionally, the Company has obtained product liability insurance for the VetCeps product from American Equity Insurance
Company. The coverage limit on this policy is $1,000,000 per occurrence with a $1,000,000 general aggregate.

Government Regulation

     Generally, all medical devices are subject to FDA regulation under the Medical Device Amendments of the Federal Food, Drug and Cosmetic Act. Devices are classified into one of three categories; Class I, Class II or Class III, depending on their intended use and upon the degree of regulation necessary to provide reasonable assurance of their safety and effectiveness. The class into which any specific device is placed determines the requirements that must be met before a manufacturer may distribute the device in interstate commerce. Section 510(K) of the Medical Device Amendments provides for a pre-market notification requirement. Manufacturers intending to market a new or significantly modified device, must submit to the FDA a pre-market notification. This notification must establish substantial equivalence in terms of safety and effectiveness, to a device already on the market in the United States prior to 1976, or to a device marketed after that date that has been determined to be substantially equivalent. The notification must be submitted at least 90 days prior to introducing the device into interstate commerce, or otherwise holding or offering the device for commercial distribution. No prototype is required, however, additional data from testing may be requested.

     Within 90 days of receipt of the pre-market notification, the Center for Devices and Radiological Health ("CDRH") determines whether the device is "equivalent". If the device is deemed equivalent, it can be marketed. If the CDRH determines that a device is not equivalent, the manufacturer may resubmit the 510(K) notification with new data, file a reclassification petition, or submit a pre-market approval application ("PMA"). A PMA is required instead of the Section 510(K) process only if the device is held to be a Class III device. Class III devices are those represented to be life-sustaining or life-supporting, are implanted in the body, or present potential unreasonable risk of illness or injury. Class III devices are subject to a more rigorous FDA approval process which generally required the completion of three major steps. The first step involves the granting by the FDA of an Investigational Device Exemption ("IDE") which permits the proposed product to be used in controlled human clinical trials. Upon completion of a sufficient number of clinical cases to determine the safety and effectiveness of the proposed device for specific indication, a PMA is then prepared and submitted to the FDA for review. This extensive submission includes design, manufacturing, quality control and clinical data to substantiate the proposed device's compliance with FDA manufacturing regulations as well as to support its medical effectiveness. Upon acceptance by the FDA of the PMA, the third major step, a public review if the data by an advisory panel of the FDA, industry and medical professionals takes place. Prior to receiving final approval, a company is inspected by the FDA to verify that its manufacturing procedures meets all requirements of the FDA regulations.

     The Company believes that both of its primary safety products are "substantially equivalent" to devices already marketed and are therefore exempt from PMA. However, the fact that the SofCeps device involves the birthing of babies, the Company's approach has been and remains determined to follow a protocol consistent with all FDA guidelines and to complete all good manufacturing practices prior to marketing the product.

     A discussion of where the Company stands with regard to the FDA process is included under each product heading.

     Prior to Phase I testing of SofCeps, the Company applied to the FDA for a 510(K) exemption from Pre Market Approval (PMA) for marketing the SofCeps device. PMA could require a lengthy testing and approval process. The FDA has reviewed the Company's application and testing protocol. Based on Phase I data, the Company was allowed to continue its fetal demised clinical testing. An Investigational Device Exemption (IDE) Draft for Phase II testing has been submitted to the Office of Device Evaluation (ODE/OB-GYN) for review and comment. The Company has established a positive dialogue with the FDA and believes that the IDE process will be postured to proceed with Phase II testing when Phase I is successfully completed. The Company intends to resubmit a 510(K) application to the FDA concurrent with the accumulation of live human clinical test data.

     The CoverTip safety device received 510(K) FDA clearance on May 15, 1998. This allows the Company to market the CoverTip device in the U.S. and provides a substantial basis for approvals in other international markets.

     Other than the FDA, the Company does not believe that there are any existing or probable governmental regulations that would adversely affect the Company or its business.

     All materials used in Medisys disposable products are standard medical materials compatible with present methods of hospital disposal in accordance with accepted practices and applicable laws.

Employees

     As of March 31, 1998 the Company employed six full-time individuals, consisting of three executive officers, one VetCeps general manager and two office staff personnel. In addition to its full-time employees, the Company uses the services of certain consultants on a contract basis. These consultants include, William D. Kiesel, a patent attorney and Director of the Company; Carolyn Crochet, an accountant and bookkeeper; Joel Faden, an FDA consultant; and KJS financial consultants. Mr. Kiesel is reimbursed for patent costs and expenses only. Gary Schneberger is a full-time engineering and development consultant who is compensated on an hourly basis, plus expenses. Ms. Crochet is compensated on an hourly basis. Mr. Faden is compensated on an hourly basis as services are needed.

Properties

     The Company leases office facilities consisting of approximately 1,500 square feet located in Baton Rouge, Louisiana. The lease calls for a monthly payment of $800 plus utilities and is an annual lease renewable in October of each year. The office is primarily devoted to product development, new product design, VetCeps assembly and marketing, and administrative activities. Additionally, the Company leases 450 square feet of office space in Far Hills, New Jersey at a cost of $1,200 per month. The Company believes that all of its initial requirements for manufacturing, packaging, and storage will be met by its contract manufacturers.

Legal Proceedings

     The Company is not a party to any material pending legal proceedings and no such action by, or to the best of its knowledge, against the Company has been threatened.

                MARKET FOR COMPANY'S COMMON STOCK

     The Company's Common Stock IS traded in the over-the-counter market and quotations are published on the NASD Electronic Bulletin Board under the symbol "SCEP", and in the National Quotation
Bureau, Inc. "pink sheets" under Medisys Technologies, Inc.

     The following table sets forth the range of high and low bid prices of the Common Stock for each calendar quarterly period since the first quarter of 1996 as reported by the National Quotation Bureau, Inc. ("NQB"). Prices reported by the NQB represent prices between dealers, do not include retail markups, markdowns or commissions and do not represent actual transactions.

                              High           Low
     1996
          First Quarter       4.18           1.50
          Second Quarter      5.12           3.87
          Third Quarter       4.25           3.00
          Fourth Quarter      3.25           1.87
     1997
          First Quarter       2.44           1.12
          Second Quarter      1.94            .87
          Third Quarter       1.47            .56
          Fourth Quarter      1.19            .44

     1998
          First Quarter        .94            .31
          Second Quarter       .88            .28
          Third Quarter        .47            .15
          Fourth Quarter(1)    .38            .16
___________________________
               1.   Through December 1, 1998

     As of December 1, 1998 there were approximately 424 holders of record of the Company's Common Stock, which figure does not take into account those shareholders whose certificates are held in the name of broker-dealers. The Company estimates that in excess of 1,000 shareholders of the Company hold their shares in the name of broker-dealers.

Dividend Policy

     The Company has not declared or paid cash dividends or made distributions in the past, and the Company does not anticipate that it will pay cash dividends or make distributions in the foreseeable future. The Company currently intends to retain and invest future earnings to finance its operations.

                    MEDISYS TECHNOLOGIES, INC.
               MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following information should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere herein.

Years ended December 31, 1997 and 1996

Results of Operations

     The net loss for the year ended December 31, 1997 increased 40% to $2,092,689 when compared to the corresponding 1996 period. These results continue to be primarily attributed to the costs associated with the Company's increased effort to develop its products.

     Operating expenses for the year ended December 31, 1997 ("1997") increased 28% when compared to the corresponding 1996 period, primarily attributed to increases for 1997 in the following items: cost of product sold (from $1,267 in 1996 to $29,797 in 1997) related to the marketing of the Company's initial product; product research and development (32% increase) reflecting the Company's continuing development of new and existing products; professional services (74% increase) due to payments made in the Company's stock for services rendered; and general and administrative expenses (7% increase) due to normal increases in general business expenses. This increase was partially offset by the 7% decrease in salaries due to a reduction of staff. Because available funding decreased in 1997, the Company used both cash and its common stock to pay for its ongoing research and development. Available development funds were focused and allocated primarily to VetCeps , CoverTip , and other safety products, DisKlip and Re-Ty .

     Prior to 1997, work on products under development was performed in-house, with the exception of prototype work performed by TechniMark, Inc. in Clearwater, Florida.

Liquidity and Capital Resources

     The Company raised over $400,000 in cash and cash commitments in 1997 though a convertible debenture. This debenture was subscribed to by the Company's officers and directors and five other investors. The proceeds from the debenture plus VetCeps revenue has provided the capital to continue the Company's operations.

     Net cash used by operations for the year ended December 31, 1997 decreased to $876,853 compared to net cash used of $1,223,232 for the comparable 1996 period. This decrease is attributed to the issuance of common stock for services rendered and increase in deferred expenses, partially offset by the increased loss in 1997. Net cash from financing activities for the year ended December 31, 1997 was $310,945 compared to $1,927,560 for the comparable 1996 period, primarily due to the decreased sale of common stock in 1997.

Three and Six Month Periods Ended June 30, 1998 and 1997

     The net loss for the three month period ended June 30, 1998 ("second quarter of 1998") decreased 51% to $205,215 when compared to the corresponding 1997 period, primarily due to a reduction of available operating capital and corresponding reduction for all expenditures. The Company expended only $4,250 on product development for the quarter compared to $191,801 expended in the 1997 period. Also contributing to the decrease in net loss was the 51% decrease in salaries and due to a reduction in staff and the 74% decrease in general and administrative expenses due to the reduction in operating and personnel costs and expenses. These decreases were partially offset by the 348% increase in professional services attributed to outsourcing previously contracted services.

    Net loss for the six month period ended June 30, 1998 ("first half of 1998") decreased 50% to $410,340 when compared to the corresponding 1997 period, also due to the reduction of available operating capital. This reduction in available capital also resulted in decreases in product development (79%), salaries (32%), and general and administrative expenses (68%), and was partially offset by the 178% increase in professional services.

     Revenues decreased to $3,382 (86%) for the second quarter of 1998 compared to $24,577 for the second quarter of 1997, and decreased to $23,375 (63%) for the first half of 1998 compared to $63,450 for the corresponding 1997 period. These decreases are attributed to a lack of adequate capital for marketing and advertising.

     Cost of product sold decreased to $771 for the second quarter of 1998 compared to $5,679 for the second quarter of 1997, and decreased to $5,332 for the first half of 1998 compared to $13,559 for the corresponding 1997 period. These decreases are directly attributed to decrease in sales. Depreciation and amortization increased to $7,912 for the second quarter of 1998 compared to $3,021 for the second quarter of 1997, and decreased to $11,869 for the first half of 1998 compared to $9,042 for comparable 1997 period.

Liquidity and Capital Resources

     Historically, the Company's working capital needs have been satisfied primarily through its financing activities including private loans and raising capital through the sale of securities. Working capital as of June 30, 1998 was a negative $920,106 compared to a negative $780,243 at December 31, 1997. This decline in working capital is primarily attributable to the 63% increase in accrued expenses during this period, mostly accrued salaries and directors' fees, partially offset by the 16% decrease in accounts payable.

     The Company raised over $400,000 in cash and cash commitments in 1997 though a convertible debenture. This debenture was subscribed to by the Company's officers and directors and five other investors. The proceeds from the debenture plus VetCeps revenue has provided the capital to continue the Company's operations.

     Net cash used by operations for the year ended December 31, 1997 decreased to $876,853 compared to net cash used of $1,223,232 for the comparable 1996 period. This decrease is attributed to the issuance of common stock for services rendered and increase in deferred expenses, partially offset by the increased loss in 1997. Net cash from financing activities for the year ended December 31, 1997 was $310,945 compared to $1,927,560 for the comparable 1996 period, primarily due to the decreased sale of common stock in 1997.

     Net cash used by operating activities for the second quarter and first six months of 1998 was $92,444 and $175,646, respectively, compared to net cash used of $286,353 and $715,082 for the respective 1997 period. This decrease in cash used is attributable to the decrease in loss from operations and the increase in accrued expenses during the 1998 periods. Also, net cash used by investing activities was $3,099 and $3,561 for the second quarter and first half of 1998, respectively compared to $$3,561 and $78,192 for the respective 1997 periods, due primarily to significant increases in patent costs during the 1997 periods. Net cash provided by financing activities during the second quarter of 1998 decreased 10% to $124,808 from the second quarter of 1997, primarily due to an increase in borrowings from note notes payable. Net cash provided by financing activities for the first half of 1998 increased 30% to $218,030 from the first half on 1997, also due to borrowings from notes payable.

     The Company is currently technically in default on three notes payable to various individuals totaling $31,722. One of the three notes calls for monthly payments of $500 which the Company continues to pay. Neither of the other two note holders have demanded repayment and the Company continues to accrue interest on all outstanding notes payable.

     As of June 30, 1998 the Company had total assets of $515,542 and stockholders' deficit of $962,262. In comparison, as of December 31, 1997 the Company had total assets of $497,884 and total stockholders' deficit of $591,046.

     Management believes that the Company has sufficient capital resources and commitments to fund anticipated operations until some time in the fourth quarter of 1998. Management estimates that its current level of operations require approximately $40,000 per month in cash based upon average monthly cash flows during the first and second quarters of 1998. Unless the Company is able to substantially increase current sales of its products during the remainder of 1998 or is able to raise additional sales of corporate debt or equity securities, the Company may encounter a cash flow shortage during the fourth quarter of 1998. The Company intends to seek additional equity or debt capital through private sources and/or a public offering, although there can be no assurance that the Company could successfully complete any such offering. As of the date hereof, the Company has not entered into any firm agreements or understandings for the raising of capital from public or private sources. If sales revenue from the Company's products under development are not adequate to fund the Company's future operations and it is unable to secure financing from the sales of its securities or from private lenders, the Company could experience additional losses which could curtail the Company's operations. The continuation as a going concern is directly dependent upon the success of its future operations and ability to obtain additional financing.

Net Operating Loss

     The Company has accumulated approximately $7,000,000 of net operating loss carryforwards as of June 30, 1998, which may be offset against taxable income and income taxes in future years.
The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. The carry-forwards expire in the year 2013. In the event of certain changes in control of the Company, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. No tax benefit has been reported in the financial statements for the year ended December 31, 1997 or six month period ended June 30, 1998 because there is a 50% or greater chance that the carryforward will not be used. Accordingly, the potential tax benefit of the loss carryforward is offset by a valuation allowance of the same amount.

     In the opinion of management, inflation has not had a material effect on the operations of the Company.

Risk Factors and Cautionary Statements

     Forward-looking statements in this Proxy Statement are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company wishes to advise readers that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements, including, but not limited to, the following: the ability of the Company to secure additional financing, the development of the Company's existing and new products, the potential market for the Company's products, competitive factors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission.

                 PROPOSED ACQUISITION OF PHILLIPS

     On October 1, 1998 the Company entered into a Letter of Intent with Phillips related to the intended acquisition by the Company of one hundred percent (100%) of the issued and outstanding shares of common stock of Phillips. In reliance upon and pursuant to the basic terms of the Letter of Intent, the Company and Phillips intend to execute an Acquisition and Share Exchange Agreement (the "Agreement") whereby Phillips will assign all title and interest and obligations in that business to the Company in exchange for Company common stock equal to 50% of the outstanding shares of the Company plus options or warrants. The Agreement will simultaneously provide for the purchase of all the issued and outstanding common stock of Phillips from Brett Phillips, Marilyn Morris, Carl Anderson and Ronnie Anderson. Upon completion of the acquisition, Phillips will become a wholly owned subsidiary of the Company.

     The acquisition is contingent upon the Company raising between $3,000,000 and $5,000,000 in primary funding and upon acquiring interim financing of approximately $200,000. In order to secure the cash required as interim funding, the Company intends to complete a private placement of stock. However, this contingency may be waived at the discretion and upon the approval of the Board of Directors of each party. As of the date hereof, the Company has not entered into any firm agreement or understanding for the raising of capital from any public or private source.

Description of Business of Phillips

     Phillips was founded in December, 1994, by Brett Phillips and two other major shareholders. Phillips is currently organized as a Subchapter S corporation in the State of Florida and is located in Largo, Florida. The prime goal of Phillips is the manufacturing, forming, and packaging of over-the-counter health and dietary products for other companies to distribute and sell under private labels. Major product types are vitamins, mineral supplements, herbal therapy, and diet aids. Phillips acts as a contract manufacturer with the expanded capability of manufacturing and/or assembling product lines consistent with the types of products developed by Medisys.

     Phillips is headquartered in Largo, Florida and operates out of two separate buildings. The main building is a 10,000 sq. foot multipurpose facility housing the principal offices with production and shipping capabilities. The second building is a 15,000 sq. foot warehouse that is used for warehousing raw materials and also has production and shipping capabilities.

     As a contract manufacturer of over-the-counter pharmaceuticals, Phillips produces vitamins, mineral supplements, herbal therapy and diet aids. These products are produced for customers under private labels and are packaged and shipped from Largo, Florida.

     The first step in the manufacturing of an order can involve either compounding ingredients using client-specific formulas, or the use of premixed combinations. Currently, clients specify the ingredients to be mixed, and Phillips performs the process. Phillips plans for an onsite laboratory in which original formulation can be created and tested, allowing it to further capture more revenue from each order.

     The second step in the manufacturing process involves product formation. Typically, the health and diet supplements are taken orally by end-user customers. Thus Phillips prepares the product in either a tablet or capsule form. This is accomplished with high-speed encapsulators and minimal manpower. Powdered bulk products, such as dietary supplements, are typical products as well. Phillips plans to add more liquid and paste medications to their present product mix.

     The last step in the manufacturing process includes packaging, labeling and shipping. The labeling process involves the placement of the clients' private name brand on the supplement container. Phillips does not currently manufacture any products under its own label. Occasionally, customers will ship liquids, tablet and capsules to Phillips in bulk for packaging and labeling.

     Phillips' present product mix consist of 50% capsules, 25% bulk powder, 10% liquids 10% other and 5% tablets. To increase margins and attract new customers Phillips plans to have a product mix that consists of 25% tablets, 25% liquids, 17% capsules 17% bulk powder and 17% other.

                      MANAGEMENT OF PHILLIPS

     Following the completion of the Acquisition it is anticipated that Brett Phillps, Carl Anderson and William H. Morris, currently directors of Phillips, will become directors of the Company.

Brett Phillips, CEO and President

     Brett Phillips co-founded the Company with Dr. William Morris and Carl Anderson in 1994 and serves a Chief Executive Officer and President. In this roll, he is instrumental in developing strategic direction and implementing manufacturing protocols. Mr. Phillips has specific expertise in contract manufacturing of over-the-counter pharmaceuticals that create efficiencies leading to lower cost, higher revenue and improved customer satisfaction. Prior to founding Phillips, Mr. Phillips managed Energy Factors a company that manufactures, distributes, and markets pharmaceuticals under private label brands since 1986. Mr. Phillips earned degrees in History and Business Administration from the University of Tampa in 1984. In addition to his company duties Mr. Phillips is a member of the National Nutrition and Foods Association (NNFA), has acted as a consultant to various firms in the pharmaceutical and nutritional markets, and has testified as an expert witness for the Food and Drug Administration.

Dr. William H. Morris, Pharmaceutical Advisor and Director

     Dr. Morris co-founded the Company along with Mr. Phillips and Mr. Anderson in 1994 and serves as a Pharmaceutical Advisor and Director. In this capacity, he is responsible for developing, testing and marketing new nutritional supplements to be manufactured by the Company. In addition, he has been instrumental in developing both strategic business planning and marketing for Phillips. Preceding his involvement with the Company, Dr. Morris was employed by national and regional drug stores before opening his own store in 1976. This business was sold to a leading national drug store chain in 1989. In addition to managing his drug store, Dr. Morris became involved with the nutritional supplement, cosmetic, dermatological and over-the-counter drug industry. At this time Dr. Morris founded National Dietary Research in 1983 to research nutritional alternatives to health problems. Dr., Morris has conducted extensive research in this field and developed numerous nutritional supplements which are in the market today. Dr. Morris earned a degree in Pharmacology with honors from Mercer University in 1971. Subsequently, he earned an advanced degree in Pharmacology and Metabolism from the University of Georgia. In addition to his Company duties Dr. Morris serves as a director on numerous corporate boards and is a present member of the Rotary Club, the National Community Pharmacist Association, Council for Responsible Nutrition, and the Grocery Manufacturer's of America.

Carl Anderson, Director

     Mr. Anderson co-founded the Company along with Mr. Phillips and Dr. Morris in 1994 and serves as a Director. In this capacity he carries out the duties and responsibilities associated with a Directors position. Additionally, Mr. Anderson will exploit past experiences in developing effective direct sales, wholesale distribution, pharmaceutical manufacturing, and others. Prior to his involvement with Phillips, Mr. Anderson was employed for several years by U.S. Phosphoric Products Corporation where he was supervisor of plant service laboratories. In this capacity, he was responsible for the planning and activities of the plants chemist and chemical engineers. Mr. Anderson resigned his position in 1968 and has subsequently been active in various business ventures in the wholesale distribution and pharmaceutical manufacturing industries. Mr. Anderson earned a degree in Chemistry from North Carolina State University in 1965

Shareholders of Phillips

     Currently, there are four shares of Phillips common stock issued and outstanding. If the Acquisition is completed, the shares of Phillips will be converted into approximately 3,111,052 shares of the Company's common stock (post-split). The following table sets froth information about the shares of the Company's common stock which will be owned by the current shareholders of Phillips if the Acquisition is completed and the one share for five shares reverse stock split is effected.

                                      Company Shares       Percent of
            Shareholder                 To be Owned        Outstanding
          Carl Anderson                    725,912            11.7%
          Barbara Larkins                  311,106             5.0%
          Marilyn Morris                 1,037,017            16.7%
          Brett Phillips                 1,037,017            16.7%

Conduct of Business After the Acquisition

     It is expected that following the completion of the Acquisition, the business and operations of the Company currently conducted will be continued substantially as they are now being conducted. Additionally, the Company will operate Phillips as a wholly owned subsidiary.

Terms of the Acquisition

     Under the terms of the Acquisition as proposed, the shareholders of Phillips will exchange all of their shares of Phillips common stock to the Company in exchange for Company common stock equal to 50% of the outstanding shares of the Company. Upon completion of the acquisition, Phillips will become a wholly owned subsidiary of the Company.

Conditions of the Acquisition

     The acquisition is contingent upon the Company raising between $3,000,000 and $5,000,000 in primary funding and upon acquiring interim financing of approximately $200,000. In order to secure the cash required as interim funding, the Company intends to complete a private placement of stock. However, this contingency may be waived at the discretion and upon the approval of the Board of Directors of each party. As of the date hereof, the Company has not entered into any firm agreement or understanding for the raising of capital from any public or private source.

No Dissenting Shareholder Rights

     Neither the Acquisition nor any other matter to be acted upon at the Meeting create any dissenting shareholders rights under the Utah Revised Business Corporation Act.

Status of Federal Securities Regulations

     The shares of the Company's common stock to be issued upon the effectiveness of the Acquisition to the shareholders of Phillips will not be registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption provided by Section 4(2) of the Act as a transaction not involving any public offering and under applicable state securities laws. Such non-public offering is in part based upon the investment representations of the recipients of the shares. The shares to be issued upon the Acquisition will be "restricted securities" within the meaning of the Act and will not be transferrable without further compliance with the registration requirements of the Act or establishment of an exemption from such requirements. Neither the Company nor Phillips has received an opinion of legal counsel with regard to the availability of such exemption, and no assurance can be given that the Securities and Exchange Commission and/or the securities administrators of certain states would concur that the Section 4(2) exemption and equivalent state non-public offering/private offering exemptions are available for the transaction.

Federal Tax Consequences

     The transaction contemplated by the Acquisition and Share Exchange Agreement is intended to qualify as a reorganization under
Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and if so qualified, will not result in the recognition of any taxable gain or loss by either the Company, Interwest Medical, or the shareholders of either. The Company will acquire Phillips only if it can acquire substantially all of the outstanding shares thereof. Neither the Company nor Phillips has applied for a tax ruling with respect to the Acquisition, nor have they obtained an opinion of counsel with respect to the Acquisition. Therefore, no assurances can be given that the expected tax result will be achieved in the proposed transaction.

Accounting Treatment of Acquisition

     The Company anticipates that the Acquisition will be effected as a reverse acquisition for accounting purposes and in such event, for accounting purposes only, Phillips will be deemed to be the acquiring and surviving company and the Company will be deemed to be the acquiree. Attached to this Proxy Statement are the historical financial statements of Phillips and pro forma financial statements which give effect to the anticipated accounting treatment of the Acquisition wherein Phillips is deemed to be the acquiring company.

Lack of Opinions, Appraisals and Reports

     No unaffiliated representative has been retained to act solely on behalf of the Company or Phillips for the purposes of negotiating the terms of the Acquisition or preparing a report concerning its fairness. The Company has not solicited or obtained any appraisal, report or opinion by any outside party regarding the Acquisition. The Board of Directors chose not to retain the services of an investment advisor, because it believed the cost of such services would be excessive relative to the size of the transaction and for the reasons set forth herein.

Interests of Certain Persons in the Acquisition

     The Company is not aware of any interest, direct or indirect, in the proposed Acquisition by any director or officer of the Company, other than that of a shareholder.

                            PROPOSAL 1
           ACQUISITION OF PHILLIPS PHARMATEC LABS, INC.

     The Company's Board of Directors has unanimously approved and recommends that the shareholders approve the acquisition of Phillips Pharmatec Labs, Inc. The Acquisition is contingent upon the Company raising between $3,000,000 and $5,000,000 in primary funding and upon acquiring interim financing of approximately $200,000. Shareholders must be aware that this contingency may be waived at the discretion and upon the approval of the Board of Directors of each party. As of the date hereof the Company has not entered into any firm agreement or understanding for the raising of capital from any public or private source.

     If the Acquisition is completed, all Phillips common shares owned by Phillips shareholders will be converted into shares of the Company's common stock. Currently, there are 300 shares of Phillips common stock issued and outstanding. The Company and Phillips have agreed that the number of shares of the Company's common stock to be issued to the Phillips shareholders will represent 50% of the total shares of the Company's common stock issued and outstanding immediately following the Acquisition. Therefore, all 300 shares of Phillips common stock will be converted into approximately 3,111,052 shares (post-split) of the Company's common stock if the Acquisition is closed.

     The number of shares of the Company's common stock to be issued in the Acquisition was arbitrarily determined by the parties but such factors as book value, tax loss carry forward, historical revenues, cash flow and earnings and potential growth were considered by the Boards of Directors of the Company and Phillips in reaching an agreement. There are currently 15,555,260 shares of the Company's common stock issued and outstanding. If the one share for five shares reverse split is effected as proposed, this would result in approximately 3,111,052 shares of the Company's common stock outstanding, without giving effect to the rounding-up of fractional shares. Accordingly, approximately 3,111,052 shares of common stock and certain options or warrants will be issued to Phillips shareholders, which will represent 50% of the total outstanding shares immediately following the Acquisition. Any additional Company shares that may be issued upon the exercise of outstanding options or warrants or in future sales of share, will not be taken into consideration in determining the number of shares to be issued.

Effect of Shareholder Approval of Proposal 1

     If Proposal 1 is adopted by the Company's shareholders, the Board of Directors intends to proceed with the Acquisition. Provided the Company fulfills the contingency of securing the necessary interim and primary funding, the Company will acquire Phillips through the issuance of approximately 3,111,052 shares of the Company's common stock to the shareholders of Phillip.

Effect of Shareholder Rejection of Proposal 1

     If Proposal 1 is not adopted by the Company's shareholders, the Company will not proceed with its plans to acquire Phillips and will continue with its current operations. In such event, the Company may ultimately seek alternative acquisitions or investments. However, the Company may not be able to effect an acquisition of an operating company in the future or be able to secure additional funding.

Board of Director Recommendation and Required Shareholder Vote

     The Board of Directors recommends a vote FOR the proposed acquisition of Phillips pursuant to the terms set forth herein. Approval of this proposal requires the favorable vote of the holders of a majority of the Company's common stock, present in person or by proxy and entitled to vote at the meeting.

                            PROPOSAL 2
                       REVERSE STOCK SPLIT

     The Company's Board of Directors has unanimously approved and recommends that the shareholders approve the proposed one (1) share for Five (5) shares reverse stock split of the Company's current issued and outstanding common stock. The reverse stock split will be effected on a date to be determined at the discretion of the Board of Directors. Following the reverse stock split and prior to any further action to be taken at the Meeting, including issuance of shares pursuant to the Acquisition, the Company will have a total of approximately 3,111,052 shares of common stock outstanding, without giving effect to the rounding of fractional shares. No fractional shares will be issued, rather any fractions resulting from the split will be rounded up to the next whole share.

Effect of Shareholder Approval of Proposal 2

     If Proposal 2 is adopted by the Company's shareholders, the Board of Directors will effect the stock split on a date subsequent to the Meeting. The Company intends to proceed with the reverse stock split regardless of whether the Acquisition is closed.

Effect of Shareholder Rejection of Proposal 2

     If Proposal 2 is not adopted by the Company's shareholders, it would be necessary to revise the terms of the Acquisition to reflect share amounts as they would be without a split. If the Acquisition is completed without a reverse stock split, the significantly larger amount of shares that would be outstanding may have an adverse effect on the price of the Company's common stock in the public market.

Board of Director Recommendation and Required Shareholder Vote

     The Board of Directors recommends a vote FOR the proposed reverse stock split on a one share for five shares basis. Approval of this proposal requires the favorable vote of the holders of a majority of the Company's common stock, present in person or by proxy and entitled to vote at the meeting.

                          OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the person named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

                 ANNUAL REPORTS TO SHAREHOLDERS

     The Company's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 1997 is available upon request through the Corporate Office.

                     SHAREHOLDERS PROPOSAL

     It is anticipated that the Company's fiscal 1999 Annual
Meeting of Shareholders will be held on or about May 12, 1999.
Shareholders who intend to present proposals at such Annual Meeting must submit their proposals to the Secretary of the Company on or before January 5, 1999.

                            GENERAL

     The costs of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of the Company (who will not be compensated separately for their services) by mail, telephone, telegraph, cable or personal discussion. The Company will also request banks, brokers, and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. The Company will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of the Company's Common Stock.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute revocation of a proxy unless the shareholder votes their shares of Common Stock in person at the Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, William D. Kiesel, at Medisys Technologies, Inc., 144 Napoleon Street, Baton Rouge, Louisiana 70802.

     All shares represented at the Meeting by a proxy will be voted in accordance with the instructions specified in that proxy. Proxies received and marked "Abstain" as to any particular proposal, will be counted in determining a quorum, however, such proxies will not be counted for the vote on that particular proposal. A majority of the shares represented at the meeting is required to ratify any proposal presented. If no instructions are marked with respect to the matters to be acted upon, each proxy will be voted FOR the matter to be voted upon.

     Please complete, date, sign and return the accompanying proxy promptly.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WE URGE
YOU TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY, NO
MATTER HOW LARGE OR SMALL YOUR HOLDING MAY BE.

                              By Order of the Board of Directors


                                   William D. Kiesel
                                   Secretary


Baton Rouge, Louisiana
December 4, 1998

Attachments:


     Form of Acquisition and Share Exchange Agreement

     Audited Financial Statements - Medisys Technologies, Inc. - for the Years ended December 31, 1997 and 1996

     Unaudited Financial Statements - Medisys Technologies, Inc. - for the period ended September 30, 1998

     Unaudited Financial Statements - Phillips Pharmatecx Labs,
Inc. - for the Year ended December 31, 1997

     Proforma Financial Information - Medisys Technologies, Inc. - September 30, 1998

                                                     ATTACHMENT 1

            ACQUISITION AND SHARE EXCHANGE AGREEMENT


     THIS ACQUISITION AGREEMENT (hereinafter the "Agreement") is made and entered into as of the 20th day of October, 1998, by and among MEDISYS TECHNOLOGIES, INC., a Utah corporation (hereinafter "MEDISYS"); PHILLIPS PHARMATEC LABS, INC., a Florida corporation (hereinafter "PHILLIPS"); and the individual shareholders of PHILLIPS as set forth on the signature page herein (collectively referred to as "SHAREHOLDERS" and individually as "SHAREHOLDER").

                            RECITALS

     WHEREAS, MEDISYS desires to acquire all of the issued and outstanding shares of Phillips common stock in exchange for shares of authorized but previously unissued Medisys common stock, par value One Twentieth of a Cent ($.0005) per share (the "Medisys Common Stock"), in an amount to be determined as set forth herein;

     WHEREAS, SHAREHOLDERS desire to exchange all of their shares of Phillips common stock for shares of Medisys Common Stock and other consideration; and

     NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

                           ARTICLE I

               ACQUISITION AND EXCHANGE OF SHARES

Section 1.1    Acquisition and Plan of Reorganization.
          The parties hereby agree that Medisys shall acquire all of the issued and outstanding shares of Phillips, in exchange for the number of shares of authorized but previously unissued shares of Medisys Common Stock, par value $.0005 per share, equal to 50% of the total number of shares of Medisys Common Stock issued and outstanding upon the closing of this agreement and including all shares to be issued hereunder.
          Section 1.2    Issuance of Shares.
            (l) Upon the closing of this Agreement, Medisys shall cause to be issued and delivered to SHAREHOLDERS or their designees, stock certificates representing the required number of shares of Medisys common stock (post-split as per Section 1.4 below).
            (m) The shares of Medisys Common Stock to be issued to SHAREHOLDERS hereunder shall be authorized but previously unissued shares of Medisys common stock, and shall be issued to SHAREHOLDERS or their designees in the respective amounts set forth adjacent to each SHAREHOLDER'S name on the signature page hereof.
            (n) All shares of Medisys Common Stock to be issued hereunder are deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933 (the 1933 Act"), and SHAREHOLDERS or their designees shall represent that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of the shares. All shares of Medisys Common Stock to be issued to SHAREHOLDERS or their designees under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the 1933 Act, under
            Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.
Section 1.3    Closing.
                    The closing of this Agreement and the transactions contemplated hereby (the "Closing") shall take place on the ____ day of __________, 19____ (the "Closing Date"),
          at a time and place to be mutually agreed upon by the parties hereto, and shall be subject to the provisions of
          Article X of this Agreement.  At the closing:
            (a) SHAREHOLDERS shall deliver to Medisys all stock certificates representing all of the issued and outstanding shares of Phillips common stock, duly endorsed, so as to make Medisys the sole holder thereof, free and clear of all claims and encumbrances;
            (b) MEDISYS shall deliver to SHAREHOLDERS or their designees, stock certificates representing the aggregate number shares of Medisys common stock required by this Agreement and which certificates shall bear a standard restrictive legend in the form customarily used with restricted securities;
            (c) MEDISYS shall deliver an Officer's Certificate as described in Section 9.1 and 9.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by Medisys are true and correct as of, or have been fully performed and complied with by, the Closing Date; and
            (d) Phillips shall deliver an Officer's Certificate as described in Sections 8.1 and 8.2 hereof, date the Closing Date, that all representations, warranties, covenants and conditions set forth herein by Phillips are true and correct as of, or have been fully performed and complied with by, the Closing Date;
Section 1.4    Medisys Special Meeting of Shareholders.
                    In anticipation of this Agreement and prior to the Closing Date, Medisys shall have taken all necessary and requisite action to call for a Special Meeting of Shareholders to be held on or before November 19, 1998, in order to transact the following business:
            (a) To ratify this Agreement and all transactions contemplated hereby;
            (b) To ratify the proposal whereby the current issued and outstanding shares of Medisys common stock will be reverse split on a one (1) share for five (5) shares basis;

Section 1.5    Consummation of Transaction.
                    If at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon, Medisys will file the necessary documents that may be required by the State of Utah.

                           ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF MEDISYS

     MEDISYS hereby represents, warrants and agrees that:

Section 2.1    Organization of Medisys.
                    Medisys is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There are no corporations or other entities with respect to which
          (i) Medisys owns any of the outstanding stock or other interest except with respect to the outstanding agreement to form a private company owned 50% by Medisys for the future development of "SofCeps" birth assistance device, or (ii) Medisys may be deemed to be in control because of factors or relationships other that the quantity of stock or other interest owned. Medisys has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Medisys, enforceable against Medisys in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.
Section 2.2    Capitalization of Medisys.
                    The authorized capital stock of Medisys consists of 100,000,000 shares of common stock, par value One
          Twentieth of a Cent ($.0005) per share, of which ________ shares are presently issued and outstanding. Immediately following the proposed one share for five shares reverse stock split, there will be approximately _________ shares of common stock outstanding prior to the issuance of shares to shareholders as contemplated herein. All issued and outstanding shares of Medisys common stock have been duly authorized and validly issued and are fully paid and non-assessable. There are certain options, warrants, rights, calls, commitments or agreements which obligate Medisys to issue shares of its capital stock and security representing the right to purchase or otherwise receive any such stock which have been fully disclosed to Phillips and which Phillips hereby acknowledges and accepts are not included in the calculation of the 50% number of shares to be issued at closing. However, in addition to the Shares to be issued hereunder, Medisys agrees to issue to SHAREHOLDERS collectively, as designated, warrants and/or options equal in number, exercise price, terms and exercise date as are duly exercisable and outstanding on the date of closing. Shares of Medisys common stock to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.
          Section 2.3    Charter Documents.
                    Complete and correct copies of the Articles of Incorporation and By-Laws of Medisys and all amendments thereto, have been or will be delivered upon request to Phillips prior to the Closing, and certified copies of the Phillips Articles of Incorporation and By-Laws are annexed hereto as Exhibit 2.3 and by this reference made a part hereof.
          Section 2.4    Financial Statements.
                    Medisys's financial statements dated _______ __, 19__, for the period ending _________ __, 19___ a copy of which is annexed hereto as Exhibit 2.4 and by this reference made a part hereof, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the financial condition of Medisys, and results of its operations for the periods covered thereby. Except as otherwise disclosed to Phillips in writing and as set forth herein, there has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of Medisys taken as a whole from that reflected in the financial statements referred to in this Section 2.4, or which Phillips based its decision to enter into this Agreement.
          Section 2.5    Absence of Certain Changes or Events.
                    Since the date of the Medisys financial report for the period ending ___________ __, 19__ and except as disclosed otherwise or by addendum and except in the normal cause of business, Medisys has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to stock holders or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in connection with the execution and performance of this Agreement.


          Section 2.6    Assets and Liabilities.
                    Medisys has good and marketable title to all of its assets and property, free and clear of any and all liens, claims and encumbrances, except as may be otherwise explicitly set forth herein. As of date hereof, Medisys does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not fully reflected in the Medisys Balance Sheet date
          _________ __, 19__, except as may be explicitly set forth herein.
          Section 2.7.   Tax Returns and Payments.
                    All of Medisys's tax returns (federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been or will be duly filed or extended with the appropriate governmental authority. Medisys has paid all taxes to be due on said returns, any assessments made against Medisys and all other taxes, fees and similar charges imposed on Medisys by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.
          Section 2.8    Contracts.
                    Medisys is not a party to or bound by any contract or commitment, whether written or oral, except as otherwise disclosed herein or which have been previously disclosed as requested by Phillips.
          Section 2.9    Required Authorizations.
                    There have been or will be timely filed, given obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by Medisys or the consummation by it of the transactions contemplated hereby.
          Section 2.10 Compliance with Law and Government Regulations. Medisys is in compliance with and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.
          Section 2.11   Litigation.
                    There is no litigation, arbitration, proceeding or investigation pending or threatened to which Medisys is a party or which may result in any material change in the business or condition, financial or otherwise, of Medisys or in any of its properties or assets, or which might result in any liability on the part of Medisys, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of Medisys, there is no basis for any such litigation, arbitration, proceeding or investigation.
          Section 2.12   Investigation of Financial Condition.
                    In addition to making available for review by Phillips all financial statements, books and records of Medisys, and without in any manner reducing or otherwise mitigating the representations contained herein, Phillips shall have the opportunity to meet with Medisys's accountants and attorneys to discuss the financial condition of Medisys and to make whatever further independent investigation deemed necessary and prudent.
          Section 2.13   Trade Names and Rights.
                    Medisys owns and uses trade marks, service marks, trade names and patents in its business. No other person owns any trade mark, trade mark registration or application, service mark, trade name, copyright, or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of Medisys's business.
          Section 2.14   Governmental Consent.
                    No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of Medisys is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.
          Section 2.15   Authority.
                    Medisys and its shareholders have, or prior to the closing will have, approved this Agreement and the transactions contemplated hereby and duly authorized the execution and delivery hereof. Medisys has full power, authority and legal rights to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Medisys with the provisions hereof will not (a) conflict with or result in a breach of any provisions of, or constitute a default
          (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Medisys under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Medisys, or any note, bond, mortgage, indenture, license, lease, agreement or any instrument or obligation to which Medisys is party or by which it is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Medisys or any of its properties or assets.
          Section 2.16   Full Disclosure.
                    None of the representations and warranties made by Medisys herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Medisys, on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                     ARTICLE III

                 COVENANTS OF MEDISYS

          Section 3.1    Conduct Prior to the Closing.
                    Between the date hereof and the Closing:

            (a) Except within the regular course of business and for those transactions contemplated by this Agreement, Medisys will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any material transaction, without the consent of Phillips.
            (b) Medisys will not declare any dividends or distribution with respect to its capital stock or amend its Articles of Incorporation or By-Law, without the prior consent of Phillips;
            (c) Medisys will not authorize, issue, sell, purchase or redeem any shares of its capital stock without the prior written consent of Phillips;
            (d) Medisys will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to Phillips in connection with any such requirements imposed upon the parties hereto in connection therewith;
            (e) Except within the regular cause of business, Medisys will not incur any indebtedness for money borrowed, or issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount to enter into any other transaction other than in the regular course of business, except to comply with the terms of this Agreement, without the consent of Phillips;
            (f) Medisys shall grant to Phillips and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to Phillips and such representatives all information relating to Medisys as Phillips may reasonably request; and
            (g) Except for the transactions contemplated by this Agreement, Medisys will conduct its business in the normal course, and shall not sell, pledge or assign its assets without the prior written consent of Phillips.
Section 3.2    Affirmative Covenants.
               Prior to Closing, Medisys will do the following:
            (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in this Agreement;
            (b) Promptly notify Phillips in writing of any material adverse change in the financial condition, business, operations or key personnel of Medisys, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an exhibit annexed hereto and made a part hereof;
            (c) Obtain approval of this Agreement from its shareholders, if such action is required;
            (d) Reverse split, and promptly after the Closing, issue and deliver to Phillips or its designees the number of shares of Medisys Common Stock required hereunder;
            (e) Enter into and obtain a minimum of 2 year employment contract from Kerry M. Frey and Edward P. Sutherland for the continued running of the company's affairs;
            and
            (f) Take all other necessary corporate actions to accomplish those items set forth in Section 1.4 hereof.

                           ARTICLE IV

  REPRESENTATIONS AND WARRANTIES OF PHILLIPS AND SHAREHOLDERS

     PHILLIPS (and SHAREHOLDERS, but only insofar as they may have personal knowledge because of their capacity as Corporate Officers and/or Directors or because a particular provision is personal to each SHAREHOLDER) hereby represent, warrant and agrees, that:

Section 4.1    Organization of Phillips.
                    Phillips is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified and in good standing in
          every jurisdiction in which such qualification is
          necessary. Unless otherwise set forth in the Phillips Business Plan, its financial statements, or as otherwise set forth in Exhibit 4.1 annexed hereto, there are no corporations or other entities with respect to which (i) Phillips owns any of the outstanding stock or other interest, or (ii) Phillips may be deemed to be in control because of factors or relationships other than the percentage of outstanding stock or other interest owned
          in such entity.  Phillips has all requisite corporate
          power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
          Section 4.2.   Charter Documents.
                    Complete and correct copies of the Articles of Incorporation and By-Laws of Phillips and all amendments thereto, have been or will be delivered to Medisys prior to the Closing.
          Section 4.3 Financial Statements/Assets and Liabilities. Phillips's financial statements for the period ended
          ___________, a copy of which is annexed hereto as Exhibit
          4.3 and by this reference made a part hereof, are true
          and complete in all material respects, having been
          prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present the financial condition of Phillips and results of its
          operations for the periods covered thereby.  Phillips has
          good and marketable title to all of its assets and
          property to be acquired by Medisys by way of Shareholders lending all of their outstanding shares of common stock to Medisys hereunder, except assets sold in the ordinary course of business, free and clear of any and all mortgages, pledge, liens, charges, claims, security
          interests, encumbrances or restrictions, except as may be otherwise set forth herein or in its financial statements. Except as otherwise disclosed to Medisys in writing and as set forth herein and in Exhibit 4.3, and other than according to the ordinary and usual course of Phillip's business, consistent with practice (a) Phillips has engaged only in its routine daily business since the
          date of its financial statements, and (b) there has not
          been any material adverse change in the business
          operations, assets, properties, prospects or condition (financial or otherwise) of Phillips taken as a whole, from that reflected in the financial statements referred
          to in this Section 4.3.  Any material undisclosed
          obligation or liability of Phillips will be assumed by Phillips and Shareholders. All buildings, property and equipment of Phillips are in good condition and repair, reasonable wear and tear excepted. Phillips has not been, to the knowledge of any officer of Phillips,
          threatened with any action or proceeding under any
          building or zoning ordinance, regulation or law.
          Section 4.4    Tax Returns and Payments.
                    All of Phillips's tax returns (federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly
          filed or extended with the appropriate governmental
          authority. Phillips has paid all taxes to be due on said returns, any assessments made against Phillips and all other taxes, fees and similar charges imposed on Phillips
          by any governmental authority (other than those, the
          amount or validity of which is being contested in good
          faith by appropriate proceedings).  No tax liens have
          been filed and no claims are being assessed with respect
          to any such taxes, fees or other similar charges.
          Section 4.5    Required Authorizations.
                    There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of
          execution and delivery of this Agreement by Phillips or
          the consummation by it of the transactions contemplated
          hereby.
          Section 4.6 Compliance with Law and Government Regulations. Phillips, is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, affecting its properties and operations, imposed by the
          United States of America, and any state or foreign county
          or government to which Phillips is subject.
          Section 4.7    Litigation.
                    There is no litigation, arbitration, proceeding or investigation pending or threatened to which Phillips is a party or which may result in any material change in the business or condition, financial or otherwise, of
          Phillips or in any of its properties or assets, or which
          might result in any liability on the part of Phillips, or which questions and validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of Phillips, there is no basis for any such litigation, arbitration, proceeding or investigation.
          Section 4.8    Investigation of Financial Condition.
                    In addition to making available for review by Medisys certain corporate documents, books and records of Phillips, and without in any manner reducing or otherwise mitigating the representations contained herein, Medisys shall have the opportunity to meet with Phillips's
          accountants and attorneys to discuss the financial
          condition of Phillips and to make whatever further
          independent investigation reasonably deemed necessary and
          prudent.
          Section 4.9.   Trade Names and Rights.
                    If applicable, Exhibit 4.9 annexed hereto and by this reference made a part hereof, contains a complete list of all trademarks, service marks, trademark and
          service mark registrations, applications and licenses
          with respect to the foregoing owned or held by Phillips. Phillips has no knowledge of any facts and nothing has come to its attention that would lead it to believe that
          is has infringed or misappropriated or is infringing upon
          any trademark, copyright, patent or other similar right
          of any person.  No claim relating thereto is pending or
          to the knowledge of Phillips is threatened.
          Section 4.10  Employee Benefit Plans.
                    Phillips represents that unless otherwise act forth by an exhibit annexed hereto as Exhibit 4.10, there are not now nor have there ever been any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay,
          hospitalization or other medical, life or other
          insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program agreement or arrangement, other employee benefit plan, program, agreement or arrangement (other than arrangements involving the payment of wages), sponsored, maintained or contributed to or required to be contributed to by
          Phillips or any of its subsidiaries or by any trade or business, whether or not incorporated (an "ERISA
          Affiliate") that together with Phillips or any of its subsidiaries would be deemed a "single employer" within the meaning of Section 4 1 (a) (14) of the Employee
          Retirement Income Security Act of 1974, as amended, and
          the rules and regulations promulgated thereunder
          ("ERISA"), for the benefit of any current or former
          employee, director or officer of Phillips or any of its subsidiaries or any ERISA Affiliate whether formal or informal and whether legally binding or not with respect
          to which Phillips or any of its subsidiaries or any ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments or any kind.
          Section 4.11   Environmental Matters.
                    There are no actions, proceedings or investigations pending or, to the actual knowledge of Phillips, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by Phillips with the Comprehensive Environmental Response, Compensation and Liability Act of
          1990 ("CERCLA") or any other Environmental Laws. To the actual knowledge of Phillips: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against Phillips under any Environmental
          Law: (ii) Phillips is not responsible under any
          Environmental Law for any release by any person at or in
          the vicinity of real property of any hazardous substance
          (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, loaching, dumping or disposing of
          any such hazardous substance into the environment; (iii) Phillips is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies,
          temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body: (iv) Phillips is in material compliance with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by Phillips contains
          any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any for, the presence, location or condition of which (a) violates oil and gas industry.
          For purposes of this Agreement, "Environmental Laws"
          shall mean any federal, state, local or municipal
          statute, ordinance or regulation, or order, ruling or
          other decision of any court, substances (as defined in
          CERCLA) into the environment.
          Section 4.12   Legal Proceedings and History.
                    Phillips and   SHAREHOLDERS, each individually
          warranting their personal affairs only, hereby represent that, unless otherwise disclosed herein or by a written attachment hereto, no officer, director or affiliate of Phillips nor any principal shareholder or any other person receiving a portion or all of the Medisys Shares to be issued hereunder, shall have been, within the past five years; a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses; subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the Securities
          Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
          Section 4.13   Governmental Consent.
                    No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of Phillips is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.
          Section 4.14   Authority.
                    Phillips and its SHAREHOLDERS representing no less than one hundred percent (100%) of the issued and outstanding shares of Phillips common stock of record as of ________ __, 19__, have, or prior to the closing will have, approved this Agreement and duly authorized the execution and delivery hereof. Shareholders have duly authorized Phillips to conclude and execute this Agreement in their stead and to act on behalf of Phillips and SHAREHOLDERS in relation to this Agreement and the transactions contemplated hereunder. Phillips has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Phillips with the provisions hereof will not (a) conflict with or result in a breach of any provisions of, or constitute a default
          (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Phillips under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Phillips, or any note, bond, mortgage, indenture, license, agreement or any instrument or obligation to which Phillips is party or by which it is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Phillips or any of its properties or assets.
          Section 4.15   Ownership of Shares.
                    Shareholders collectively and each SHAREHOLDER individually represents to Medisys that they are the owners of all the shares of Phillips common stock to be transferred by shareholders to Medisys under the Agreement, and that they have full power and authority to transfer such shares to Medisys hereunder, and that such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and that such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party.
          Section 4.16   Investment Purpose.
                    Shareholders collectively and each SHAREHOLDER individually represents that they, or their designees, are acquiring the shares of Medisys common stock to be issued hereunder for investment purposes only and not with a view for further distribution or resale.
          Phillips, SHAREHOLDER and each SHAREHOLDER individually further represents and acknowledges that the Medisys shares issued hereunder are "restricted securities" and may not be sold, traded or otherwise transferred without registration under the 1933 Act or exemption therefrom.
          Section 4.17   Full Disclosure.
                    None of the representations and warranties made by Phillips herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Medisys, on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

                      ARTICLE V

                COVENANTS OF PHILLIPS

          Section 5.1    Conduct Prior to the Closing.
                    Between the date hereof and the Closing:
            (a) Phillips will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction, without the consent of Medisys;
            (b) Phillips will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior consent of Medisys;
            (c) Except within the regular course of business, Phillips will not incur any indebtedness for money borrowed or issue to sell any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, without the consent of Medisys;
            (d) Phillips will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to Medisys in connection with any such requirements imposed upon the parties hereto in connection therewith; and
            (e) Phillips shall grant to Medisys and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to Medisys and such representatives all information relating to Phillips as Medisys may reasonably request.
Section 5.2    Affirmative Covenants.
               Prior to Closing, Phillips will do the following:
            (a) Obtain the approval of its Board of Directors to proceed with this Agreement;
            (b) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in this Agreement;
            (c) Promptly notify Medisys in writing of any materially adverse change in the financial condition, business, operations or key personnel of Phillips, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement; and
            (d) Enter into a contract with Brett Phillips for a minimum of 2 years to continue to manage and run the manufacturing business of Phillips which is to be operated in the future as a division of Medisys;
            (e) The principal shareholders of Phillips further agree to provide appropriate marketing support from PhillipsGulf to enhance the sales and marketing of all Medisys products and Business Units. This marketing support will be in the form of telemarketing, direct mail or other direct marketing services as agreed upon by both parties;
            (f) In addition, Carl Anderson, Bill Morris and Brett Phillips shall agree to maintain a non-compensated consultant role for a period to commence from the date of this Agreement through December 31, 2000.

                           ARTICLE VI

                     ADDITIONAL AGREEMENTS

Section 6.1    Expenses.
                    Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense or as otherwise agreed to herein.
          Section 6.2    Brokers and Finders.
                    In connection with this Agreement and the transactions contemplated hereunder, the parties have agreed that certain fees and expenses are to be paid to certain individuals who have been instrumental to the consummation of this Agreement. It is therefore agreed that a sum equal to 1% of the total Dollar amount received by Medisys in financing (except for "interim" financing which shall be 10%) and 600,000 shares of the Company's authorized but previously unissued common stock be delivered to KJS Investments or its designee, and as per the terms and conditions set forth in the contract annexed hereto as Exhibit _____and by this reference made a part hereof. Each of the parties represents, as to itself that with the exception of KJS no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement without the consent of both parties to this Agreement. The cash to be disbursed in accordance with this paragraph 6-2 shall be allocated from the contingent capital raised.
          The equity portion shall be new issue, restricted shares of Medisys issued prior to the contemplated reverse split
          (so that if reversed 1 for 5 the number of shares issued shall be 120,000 shares) and shall be apportioned so that Phillips and SHAREHOLDERS collectively and Medisys will share the dillutive effect equally.
          Section 6.3    Necessary Actions.
                    Subject to the terms and conditions herein provided, each of the parties hereto agree to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Medisys or Phillips, as the case may be, shall take all such necessary action.
          Section 6.4    Indemnification.
            (a) Phillips and SHAREHOLDERS agree to defend and hold Medisys harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any material breach of, or failure by Phillips to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Phillips under this Agreement.
            (b) Medisys agrees to defend and hold Phillips and SHAREHOLDERS harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any material breach of, or failure by Medisys to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Medisys under this Agreement.
Section  6.5   Confidentiality.
          All parties hereto agree to keep confidential this Agreement and all information and documents relating to this Agreement until such time as the Agreement and the transactions contemplated hereunder are made public by means of an appropriate press release or by any other means reasonably assured to make such information publicly available.

                          ARTICLE VII

       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

     The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions:

Section 7.1    Legal Action.
                    No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of this Agreement or any of the transactions contemplated by this Agreement shall have been issued and remain in effect.
          Section 7.2    Absence of Termination.
                    The obligations to consummate the transactions contemplated hereby shall not have been canceled pursuant to Article X hereof.
          Section 7.3    Required Approvals.
                    Medisys and Phillips shall have received all such approvals, consents, authorizations or modifications as may be required to permit the performance by Medisys and Phillips of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons, and Medisys and Phillips shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.
          Section 7.4    Blue Sky Compliance.
                    There shall have been obtained any and all permits, approvals and consents of the Securities or "Blue-Sky" Commissions of any jurisdictions, and of any other governmental body or agency, which counsel for Medisys may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement may be in compliance with the applicable laws.

                       ARTICLE VIII

    CONDITIONS PRECEDENT TO OBLIGATIONS OF MEDISYS

               All obligations of Medisys under the Agreement are subject to the fulfillment and satisfaction by Phillips and SHAREHOLDERS prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by Medisys.
          Section 8.1 Representations and Warranties True at the Closing. All representatives and warranties of Phillips and
          SHAREHOLDERS contained in this Agreement will be true and correct at and as of the time of the Closing, and Phillips shall have delivered to Medisys a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to Medisys, and signed, in the case of Phillips by its President and Secretary.
          Section 8.2    Performance.
                    The obligations of Phillips and SHAREHOLDERS to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and Phillips and SHAREHOLDERS shall have delivered to Medisys, a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to Medisys.
          Section 8.3    Authority.
                    All action required to be taken by, or on the part of Phillips and SHAREHOLDERS to authorize the execution, delivery and performance of this Agreement by Phillips and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.
          Section 8.4    Absence of Certain Changes or Events.
                    There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of Phillips or any event or condition of any character adversely affecting Phillips, and it shall have delivered to Medisys, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to Medisys and signed, in the case of Phillips, by its President and Secretary.
          Section 8.5    Acceptance by Phillips Shareholders.
                    The holders of record as of __________ __, 19___ of an aggregate of not less than one hundred percent (100%) of the issued and outstanding shares of common stock of Phillips have agreed to exchange their shares for shares of Medisys common stock specified herein.

                      ARTICLE IX

   CONDITIONS PRECEDENT TO OBLIGATIONS OF PHILLIPS
                   AND SHAREHOLDERS

               All obligations of Phillips and SHAREHOLDERS under this Agreement are subject to the fulfillment and satisfaction by Medisys, prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by Phillips and shareholders.
          Section 9.1. Representations and Warranties True at the Closing. All representations and warranties of Medisys contained in this Agreement will be true and correct at and as of the time of the Closing, and Medisys shall have delivered to Phillips a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to Phillips, and signed, in the case of Medisys, by its President and Secretary.
          Section 9.2    Performance.
                    Each of the obligations of Medisys to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at the time of the Closing, and Medisys shall have delivered to Phillips a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to Phillips, and signed, in the case of Medisys, by its President and Secretary.
          Section 9.3    Authority.
                    All action required to be taken by, or on the part of Medisys, to authorize the execution, delivery and performance of this Agreement by Medisys, and the consummation of the transactions contemplated hereby shall be duly and validly taken.
          Section 9.4    Absence of Certain Changes or Events.
                    There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of Medisys or any event or condition of any character adversely affecting Medisys and it shall have delivered to Phillips, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to Phillips and signed, in the case of Medisys, by its President and Secretary.
          Section 9.5    Financing.
                    Medisys will have obtained an agreement for financing between $3 million and $5 million dollars.

                      ARTICLE X

                     TERMINATION

          Section 10.1   Termination.
                    Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated:
            (a) By mutual agreement of the parties hereto at any time prior to the Closing;
            (b) By the board of directors of Medisys at any time prior to the Closing if:
                 (i) a condition to performance by Medisys under this Agreement or a covenant of Phillips or SHAREHOLDERS contained herein shall not be fulfilled on or before the time of the Closing or at such other time and date specified for the fulfillment for such covenant or condition; or
                 (ii)    a material default or breach of this
                 Agreement shall be made by Phillips or
                 SHAREHOLDERS; or
                 (iii) if the Closing shall not have taken place on or prior to ________ __, 19__.
            (c) By the board of directors of Phillips or by SHAREHOLDERS at any time prior to the Closing if:
                 (i) a condition to Phillips or SHAREHOLDERS' performance under this Agreement or a covenant of Medisys contained in this Agreement shall not be fulfilled on or before the Closing or at such other time and date specified for the fulfillment of such covenant or conditions;
                 (ii)    a material default or breach of this
                 Agreement shall be made by Medisys; or
                 (iii) if the Closing shall not have taken place on or prior to __________ __, 19__.
Section 10.2   Effect of Termination.
                    If this Agreement is terminated, this Agreement, except as to Sections 11.1, 11.2, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders; provided however, that in the case of a termination without cause by a party or a termination pursuant to Sections 10.1(b)(i) or 10.2(c)(i) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggrieved party or parties in connection with this Agreement.

                           ARTICLE XI

                         MISCELLANEOUS

Section 11.1   Cost and Expenses.
                    All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expenses. In the event of any termination of this Agreement pursuant to Section 10.1, subject to the provisions of Section 11.2, Medisys, Phillips and SHAREHOLDERS will each bear their own respective expenses.
          Section 11.2   Extension of Time:  Waivers.
                    At any time prior to the Closing date:
            (a) Medisys may (i) extend the time for the performance of any of the obligations or other acts of Phillips and SHAREHOLDERS, (ii) waive any inaccuracies in the representations and warranties of Phillips or SHAREHOLDERS contained herein or in any document delivered pursuant hereto by Phillips and SHAREHOLDERS and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Phillips and SHAREHOLDERS. Any agreement on the part of Medisys to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of Medisys.
            (b) Phillips and SHAREHOLDERS may (i) extend the time for the performance of any of the obligations or other acts of Medisys, (ii) waive any inaccuracies in the representations and warranties of Medisys contained herein or in any document delivered pursuant hereto by Medisys and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Medisys. Any agreement on the part of Phillips and SHAREHOLDERS to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of Phillips and shareholders.
Section 11.3   Notices.
                    Any notice to any party hereto pursuant to this Agreement shall be given by Certified or Registered Mail, addressed as follows:

              MEDISYS TECHNOLOGIES, INC.
                 144 Napoleon Street
                Baton Rouge, LA 70802

            PHILLIPS PHARMATEC LABS, INC.
               8767 115th Avenue, North
                   Largo, FL  33773

          Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 11.3. All such notices shall be effective when sent, addressed as aforesaid.

Section 11.4   Parties in Interest.
                    This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and designees. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.
          Section 11.5   Counterparts.
                    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.
          Section 11.6   Severability.
                    The parties hereto agree and affirm that none of the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.
          Section 11.7   Headings.
                    The Article and Section headings are provided herein for convenience or reference only and do not constitute a part of this Agreement.
          Section 11.8   Governing Law.
                    This Agreement shall be governed by the laws of the State of Utah. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Utah and in no other place.
          Section 11.9   Survival of Representations and Warranties.
                    All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing and the delivery of the shares of Medisys common stock transferred hereunder at the Closing, regardless of any investigation made by or on behalf of any of the parties hereto.
          Section 11.10  Assignability.
                    This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties.
          Section 11.11  Amendment.
                    This Agreement may be amended with the approval of the board of directors of Medisys and Phillips and by SHAREHOLDERS at any time before or after approval thereof by stockholders of Medisys, if required, and Phillips and shareholders; but after such approval by the Medisys shareholders, no amendment shall be made which substantially and adversely changes the terms hereof.
          This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

          "MEDISYS"
          MEDISYS TECHNOLOGIES, INC.         ATTEST:



          By:_____________________________   ___________________________
          Its: President                     Secretary

          "PHILLIPS"
          PHILLIPS PHARMATEC LABS, INC.      ATTEST:



          By:_____________________________   ___________________________
          Its: President                     Secretary

          "SHAREHOLDERS"                     MEDISYS Common Stock to be
          Issued


          ________________________________
          Barbara Larkins
          ________________________________
          Marilyn Morris
          ________________________________
          Brett Phillips
          ________________________________
          Carl Anderson

                          CERTIFICATE

                               OF

                 PHILLIPS PHARMATEC LABS, INC.


     The undersigned, _________________ and __________________, hereby certify that they are the President and Secretary respectively, of Phillips Pharmatec Labs, Inc., a Florida corporation ("Phillips"), and further certify as follows:

       1. That the representations and warranties of Phillips contained in the Acquisition Agreement and Plan of Reorganization (the "Agreement") by and among Medisys Technologies, Inc., a Utah corporation, Phillips and the shareholders of Phillips, are true and correct at and as of the date hereof.
       2. The obligations and covenants of Phillips to be performed and observed on or before the Closing as defined in the Agreement, have been duly performed and observed.
       3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof any adverse change in the business, condition (financial or otherwise), assets or liabilities of Phillips or any event or condition of any character adversely affecting Phillips.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this ______ day of _______________, 19___.

                              PHILLIPS PHARMATEC LABS, INC.


                              By:______________________________________
                                   ______________, President


                              By:______________________________________
                                   _______________, Secretary

                          CERTIFICATE

                               OF

                   MEDISYS TECHNOLOGIES, INC.


     The undersigned, _________________ and __________________, hereby certify that they are the President and Secretary respectively, of Medisys Technologies, Inc., a Utah corporation ("Medisys"), and further certify as follows:

       1. That the representations and warranties of Medisys contained in the Acquisition Agreement and Plan of Reorganization (the "Agreement") by and among Medisys Technologies, Inc., a Utah corporation, Phillips and the shareholders of Phillips, are true and correct at and as of the date hereof.
       2. The obligations and covenants of Medisys to be performed and observed on or before the Closing as defined in the Agreement, have been duly performed and observed.
       3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof any adverse change in the business, condition (financial or otherwise), assets or liabilities of Medisys or any event or condition of any character adversely affecting Medisys.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this ______ day of _______________, 19___.



                              MEDISYS TECHNOLOGIES, INC.


                              By:______________________________________
                                   Kerry M. Frey, President


                              By:______________________________________
                                   William David Kiesel, Secretary















                  MEDISYS TECHNOLOGIES, INC.
                        AND SUBSIDIARIES

               CONSOLIDATED FINANCIAL STATEMENTS

                       December 31, 1997

                     INDEPENDENT AUDITORS' REPORT


  The Board of Directors
  Medisys Technologies, Inc. and Subsidiary
  (Development Stage Companies)
  Salt Lake City, Utah

  We have audited the accompanying consolidated balance sheet of Medisys Technologies, Inc. and Subsidiary (development stage companies) as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1997, and 1996 and from inception on January 21, 1991 through December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medisys Technologies, Inc. and Subsidiary (development stage companies) as of December 31, 1997, and the results of their operations and their cash flows for the years ended December 31, 1997, and 1996 and from inception on January 21, 1991 through December 31, 1997 in conformity with generally accepted accounting principles.

  The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company has incurred significant losses since inception relating to its research and development efforts and has had no significant operating revenues, all of which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



  Jones, Jensen & Company
  Salt Lake City, Utah
  April 9, 1998

               MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                     (Development Stage Companies)
                      Consolidated Balance Sheet


                                ASSETS

                                                      December 31,
                                                         1997
  CURRENT ASSETS

    Cash                                          $      2,178
    Accounts receivable, net (Note 1)                   11,005
    Inventory (Note 1)                                  21,004
    Prepaid expenses                                    21,500

        Total Current Assets                            55,687

  FIXED ASSETS

    Leasehold improvements                               2,195
    Furniture and equipment                             76,946
    Leased equipment                                    10,010
    Accumulated depreciation                           (51,050)

        Total Fixed Assets                              38,101

  OTHER ASSETS

    Deferred offering costs                              2,250
    Security deposits                                    4,000
    Patent and trademark costs, net (Note 1)           397,535
    Organizational costs (Note 1)                          311

        Total Other Assets                             404,096

        TOTAL ASSETS                              $    497,884

              MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                     (Development Stage Companies)
                Consolidated Balance Sheet (Continued)


            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                    December 31,
                                                       1997

  CURRENT LIABILITIES

    Accounts payable                              $    391,257
    Accrued expenses (Note 3)                          361,092
    Payable-stockholders (Note 2)                       49,081
    Notes payable (Note 4)                              34,500

        Total Current Liabilities                      835,930

  LONG-TERM DEBT

    Notes payable  - less current portion (Note 2)     253,000

        Total Long-Term Debt                           253,000

        TOTAL LIABILITIES                            1,088,930

  COMMITMENTS AND CONTINGENCIES (Note 5)

  STOCKHOLDERS' EQUITY (DEFICIT) (Notes 6 and 7)

    Common stock: 100,000,000 shares
     authorized of $0.0005 par value,
     13,120,810 shares issued  and outstanding           6,560
    Additional paid-in capital                       6,373,102
    Stock subscriptions receivable (Note 6)           (175,000)
    Deficit accumulated during the development stage(6,795,708)

        Total Stockholders' Equity (Deficit)          (591,046)

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) $497,884

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                         (Development Stage Companies)
                     Consolidated Statements of Operations

                                                              From
                                                           Inception on
                                                            January 21,
                                    For the Years Ended    1991 through
                                         December 31,      December 31,
                                         1997        1996       1997

REVENUES                             $ 97,634   $    2,182  $   102,618

OPERATING EXPENSES

  Cost of product sold                 29,797        1,267       31,638
  Product research and development    654,629      496,446    2,339,217
  Professional services               474,263      272,161    1,222,733
  Salaries                            271,720      290,857    1,310,626
  Depreciation and amortization        27,898       25,548      129,372
  General and administrative          371,094      348,186    1,372,939

     Total Operating Expenses       1,829,401    1,434,465    6,406,525

     OPERATING LOSS                (1,731,767)  (1,432,283)  (6,303,907)

OTHER INCOME (EXPENSES)

  Gain on sale of asset                13,042         -          13,042
  Interest income                       5,851       13,194       19,045
  Interest expense                   (379,142)     (26,566)    (469,788)
  Bad debt expense                       (673)     (53,070)     (54,100)

     Total Other Income (Expenses)   (360,922)     (66,442)    (491,801)

LOSS BEFORE INCOME TAXES           (2,092,689)  (1,498,725)  (6,795,708)

INCOME TAXES                             -            -            -

NET LOSS                          $(2,092,689) $(1,498,725) $(6,795,708)

NET LOSS PER SHARE OF COMMON STOCK$     (0.17) $     (0.13)


                  MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                         (Development Stage Companies)
           Consolidated Statements of Stockholders' Equity (Deficit)


                                                                      Deficit
                                                                     Accumulated
                                                         Additional   During the
                                         Common Stock      Paid-In   Development
                                      Shares     Amount    Capital     Stage

Balance, January 21, 1991               -       $  -      $    -     $     -

Common stock issued for cash
 during 1991 at $.0001 per share   8,100,000      4,050      (3,060)       -

Net loss for the year ended
 December 31, 1991                       -         -           -         (8,667)

Balance, December 31, 1991          8,100,000     4,050      (3,060)     (8,667)

Effect of reverse acquisition       1,768,500       884     (41,557)       -

Private placement of common
 stock for cash at $2.00 per share    250,000       125     499,875        -

Cancelled shares                     (418,500)     (209)        209        -

Net loss for the year ended
 December 31, 1992                       -         -           -       (269,551)

Balance, December 31, 1992          9,700,000     4,850     455,467    (278,218)

Issuance of common stock for
 cash at an average price of
 $2.21 per share                       45,248        23      99,977        -

Common stock offering costs              -         -         (4,970)       -

Net loss for the year ended
 December 31, 1993                       -         -           -       (802,338)

Balance, December 31, 1993          9,745,248  $  4,873   $ 550,474 $(1,080,556)

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                         (Development Stage Companies)
     Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                                      Deficit
                                                                    Accumulated
                                                         Additional During the
                                        Common Stock      Paid-In   Development
                                    Shares        Amount  Capital      Stage

Balance, December 31, 1993         9,745,248  $    4,873  $ 550,474 $(1,080,556)

Issuance of common stock for
 cash at an average price
 of $1.26 per share                   60,016          30     75,581        -

Contributed capital by shareholders     -           -       513,812        -

Commons stock issued in settlement
 of shareholder loans at
 approximately $2.16 per share       200,000       100      431,495        -


Forgiveness of wages and fees
 by shareholders                        -         -         215,565        -

Common stock offering costs             -         -         (97,791)       -

Net loss for the year ended
 December 31, 1994                      -         -            -       (960,966)

Balance, December 31, 1994        10,005,264     5,003    1,689,136  (2,041,522)

Issuance of common stock for cash
 at an average price of $1.05
 per share                           627,937       314      659,562        -

Issuance of common stock for
 services rendered at an average
 price of $1.26 per share            121,939        61      153,789        -

Issuance of common stock for
 prepaid rent at $0.35 per share      42,000        21       14,952        -

Sale of common stock options            -         -         431,800        -

Transfer of common stock in
 settlement of debt                     -         -         111,699        -

Net loss for the year ended
 December 31, 1995                      -         -            -     (1,162,772)

Balance, December 31, 1995        10,797,140  $  5,399   $3,060,938 $(3,204,294)

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                         (Development Stage Companies)
     Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                                                      Deficit
                                                                    Accumulated
                                                        Additional   During the
                                         Common Stock     Paid-In    Development
                                     Shares      Amount   Capital      Stage

Balance, December 31, 1995         10,797,140  $   5,399 $3,060,938 $(3,204,294)

Issuance of common stock for
 cash at a price of $1.50 per share 1,342,331        670  2,012,830        -

Common stock offering costs              -          -       (85,420)       -

Issuance of common stock for
 consulting and professional
 services rendered at an average
 price of $3.39 per share              36,769         17    124,687        -

Issuance of common stock from
 exercise of common stock
 warrants at $1.50 and $1.25
 per share                             41,700         21     52,529        -

Issuance of common stock in
 satisfaction of note payable
 at $2.80 per share                    20,000         10     55,990        -

Issuance of common stock for
 warrants exercised at $1.75 per
 share for subscription receivable    100,000         50    174,950        -

Common stock warrants issued for
 extension of payable payment            -           -       33,454        -

Net loss for the year ended
 December 31, 1996                       -           -          -    (1,498,725)

Balance, December 31, 1996         12,337,940   $   6,167 $5,429,958$(4,703,019)

                   MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                         (Development Stage Companies)
     Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                                                      Deficit
                                                                     Accumulated
                                                          Additional  During the
                                        Common Stock       Paid-In   Development
                                      Shares     Amount    Capital     Stage

Balance, December 31, 1996         12,337,940  $   6,167 $5,429,958 $(4,703,019)

Issuance of common stock for
 cash at an average price of
 $1.27 per share                      130,000         65    164,935        -

Common stock offering costs              -          -       (85,420)       -

Issuance of common stock in
 satisfaction of note payable
 at $0.78 per share                    8,572           4      6,718        -

Issuance of common stock for
 consulting and professional
 services rendered at an
 average price of $1.33 per
 share                               644,298         324    856,911        -

Net loss for the year ended
 December 31, 1997                      -           -          -     (2,092,689)

Balance, December 31, 1997        13,120,810   $   6,560 $6,373,102 $(6,795,708)

                    MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                      Consolidated Statements of Cash Flows


                                                                  From
                                                               Inception on
                                                               January 21,
                                        For the Years Ended    1991 Through
                                            December 31,        December 31,
                                         1997         1996         1997
CASH FLOWS FROM OPERATING
  ACTIVITIES

 Loss from operations                $(2,092,689) $(1,498,725) $(6,795,708)
 Adjustments to reconcile net
  income to net cash provided (used)
  by operating activities:
   Operating expenses paid by
    issuance of common stock             857,235      124,704    1,165,806
   Common stock options and
     warrants for services                  -          33,454      211,254
   Depreciation and amortization          27,898       25,548      129,372
   Allowance for doubtful accounts           648       53,070       53,718
 Changes in operating assets
   and liabilities:
   (Increase) decrease in accounts
     receivable                          (11,653)         870      (11,653)
   (Increase) decrease in inventory      (12,433)      (4,145)     (21,004)
   (Increase) decrease in prepaid
    expenses                             (14,503)       7,976      (21,500)
   (Increase) decrease in other assets    (2,250)        -          (2,250)
   (Increase) decrease in loans
    receivable - stockholders               -           5,007         -
   (Increase) decrease in security deposits -            (859)      (4,000)
   (Increase) decrease in organizational
    costs                                   -            -            (311)
   Increase (decrease) in accounts
    payable                              115,243      137,033      391,257
   Increase (decrease) in accrued
     expenses                            255,651     (107,165)     361,092

       Net Cash (Used) by Operating
         Activities                     (876,853)  (1,223,232)  (4,543,927)

CASH FLOWS FROM INVESTING ACTIVITIES

 Increase in patent costs               (101,831)     (91,053)    (398,929)
 Acquisition of subsidiary                  -            -         (40,673)
 Purchase of fixed assets                (10,853)     (25,820)     (94,700)
 Disposal of fixed assets                 11,166         -          11,166

     Net Cash (Used) by Investing
       Activities                    $  (101,518)   $(116,873)  $ (523,136)

                    MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                Consolidated Statements of Cash Flows (Continued)


                                                                      From
                                                                  Inception on
                                                                    January 21,
                                            For the Years Ended   1991 Through
                                                December 31,       December 31,
                                                1997     1996          1997

CASH FLOWS FROM FINANCING ACTIVITIES

   Payments of stock offering costs        $ (85,420) $ (60,100)  $  (175,809)
   Proceeds from capital lease                  -          -           10,010
   Payments on capital lease                    -        (1,444)      (10,010)
   Payments on contracts payable             (20,577)   (13,132)      (62,400)
   Borrowings from stockholders                3,100     42,782       493,570
   Borrowings from notes payable                -          -          338,500
   Payment on loans payable - stockholders      -          -          (20,984)
   Payment on notes payable                   (4,158)  (106,596)     (141,277)
   Stock subscriptions receivable               -          -          (53,427)
   Issuance of common stock                  165,000  2,013,500     4,131,518
   Proceeds from sale of  stock options      253,000       -          507,000
   Proceeds from exercise of common stock
     options                                    -        52,550        52,550

       Net Cash Provided by Financing
           Activities                        310,945  1,927,560     5,069,241

 NET INCREASE (DECREASE) CASH AND
  CASH EQUIVALENTS                          (667,426)   587,455         2,178

 CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                        669,604     82,149          -

 CASH AND CASH EQUIVALENTS AT END
  OF PERIOD                                 $  2,178  $ 669,604    $    2,178

 SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION

     CASH PAID FOR

      Income taxes                          $   -     $    -       $     -
      Interest                              $ 13,718  $   9,932    $   56,898

 NON CASH FINANCING ACTIVITIES
     Purchase of automobiles on contract    $   -     $    -       $   62,400
     Conversion of stockholder loans to
      equity                                $   -     $  56,000    $  599,294
     Stock issued in payment of operating
      expenses                              $857,235  $ 124,704    $1,165,806

                  MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                        (Development Stage Companies)
                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

        a. Business Organization

        The Company was incorporated on March 17, 1983 under the laws of the State of Utah. The Company subsequently ceased its original business activity in 1985 and thereafter primarily investigated and sought new business opportunities and was reclassified as a development stage Company as of March 1, 1989.

        The Company has a wholly owned subsidiary (the Subsidiary) which was incorporated in the State of Louisiana, on January 21, 1991, for the purpose of developing a device for the assistance of childbirth under a patent which was applied for in May 1990 and granted on June 15, 1992.

        The Subsidiary has been classified as a development stage company since all activities to date have been related to the development of a childbirth assistance device as well as other medical devices.

        On August 6, 1992 the Company acquired all of the outstanding common stock of Medisys Technologies, Inc. (Medisys). For accounting purposes the acquisition has been treated as a recapitalization of Medisys with Medisys as the acquirer.

        b. Fixed Assets

        Fixed assets are stated at cost less accumulated depreciation. Depreciation on equipment and furniture is provided using the straight-line method over an expected useful life of five years.

        c. Patent and Trademark Costs

        The capitalized costs of obtaining patents consists of legal fees and associated filing costs. These patent costs will be amortized over the shorter of their legal or useful lives. The Company has numerous patents in various stages of development and the application process. Several patents have been granted but are being developed further in a continuation-in-part (CIP) status until the development of a commercial product is complete, the related product has received FDA (Food and Drug Administration) approval and is in a marketable condition ready for sale. Once patents have been granted, FDA approval obtained, and sales commenced, no further costs associated with the patent are capitalized. As of December 31, 1997, the Company did have one patented product for which sales have commenced with the related costs being amortized over the estimated useful life of the patent. Management has determined that estimated future cash flows from this product will be sufficient to recover the capitalized basis of the costs associated with that patent. The other patents for which costs have been capitalized are considered to have continued viability according to management of the Company with no significant events occurring which would impair the value of the capitalized costs associated with the individual patents.

                  MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                        (Development Stage Companies)
                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES
(Continued)

        c. Patent and Trademark Costs (Continued)

        The Company has also incurred costs associated with obtaining trademarks related to the Company's existing and future products. Those costs have been capitalized and will be amortized over the estimated useful life of the trademarks once approval has been received and usage begins. These trademarks are considered to have continued viability according to management with no significant events occurring which would impair the value of the capitalized costs associated with the trademarks.

        d. Organization Costs

        The Company's organization costs will be amortized over a 60 month period using the straight-line method when it begins its principal activities.

        e. Cash and Cash Equivalents

        For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase, to be cash equivalents.

        f. Income Taxes

        No provision for federal income taxes has been made at December 31, 1997 and 1996 due to accumulated operating losses. The minimum state franchise tax has been accrued.

        The Company has accumulated approximately $6,783,632 of net operating losses as of December 31, 1997, which may be used to reduce taxable income and income taxes in future years. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. The carryforwards expire as follows:

                   Year of                      Net Operating
                   Expiration                   Loss

                   2006                        $    8,667
                   2007                           267,504
                   2008                           800,372
                   2009                           959,825
                   2010                         1,159,850
                   2011                         1,496,725
                   2012                         2,090,689

                                               $6,783,632

        In the event of certain changes in control of the Company, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. The potential tax benefits of the net operating loss carryforwards have been offset by a valuation allowance of the same amount.

                  MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                        (Development Stage Companies)
                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES
(Continued)

        g. Principles of Consolidation

        The consolidated financial statements include the accounts of Medisys Technologies, Inc., (parent) and Medisys Technologies, Inc. (Subsidiary) a wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

        h. Presentation of Consolidated Financial Statements

        Certain balances for the prior period have been reclassified to conform to the current year presentation.

        i. Inventory

        Inventory is medical products held for sale which are carried at the lower of cost or market value using the first-in first-out method.

        j. Net Loss Per Share

        Net loss per share is computed using the weighted average number of common shares outstanding during each period. Pursuant to the requirements of Securities and Exchange Commission Staff Accounting Bulletin No. 83, common shares issued by the Company during the twelve months immediately preceding the initial public offering at a price below the initial public offering price have been included in the calculation of the shares used in computing net loss per share as if they were outstanding for all periods presented. There are no common stock equivalents.

        k. Forward Stock Split

        On July 20, 1992 the subsidiary forward split its shares of common stock on a 8,100 shares for 1 share basis. All references to shares outstanding and earnings per share have been restated on a retroactive basis.

        l. Credit Risks

        The Company maintains its cash accounts primarily in one bank in Louisiana. The Federal Deposit Insurance Corporation insures accounts to $100,000. The Company's accounts occasionally exceed the insured amount.

        m. Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                        (Development Stage Companies)
                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES
(Continued)

        n.  Accounts Receivable

        Accounts receivable are shown net of the allowance for doubtful accounts of $648.

NOTE 2 - PAYABLE - STOCKHOLDERS

        From time to time the Company receives advances from certain stockholders for the purpose of providing funds for the Company's operating expenditures. The Company has also advanced funds to stockholders. The outstanding balances of these advances fluctuates during the year and do not have specific repayment terms although the advances are generally considered to be due or payable on demand. Accordingly, the related receivable or payable has been reflected as current in the accompanying consolidated financial statements. At December 31, 1997, there was a balance outstanding payable to stockholders totaling $49,081

        The Company also has notes payable to various shareholders in the aggregate of $253,000. The notes bear interest at 10% per annum, are unsecured and are due in 1999.

NOTE 3 - ACCRUED EXPENSES

        Accrued expenses at December 31, 1997 consist of the following:

             Payroll taxes payable                     $     673
             Accrued salaries and directors fees         307,627
             Accrued interest payable                      9,101
             Contract labor payable                        2,873
             Finance charge                               11,615
             Accrued expenses - other                     29,203

                                                       $ 361,092

        The accrued salaries and directors fees are to be paid over the next 24 months or when the Company is adequately financed.

                  MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                        (Development Stage Companies)
                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996

NOTE 4 - NOTES PAYABLE

        Notes payable consisted of the following:              December 31,
                                                                   1997
        Note payable to Richard L. Apel, unsecured, dated
        November 2, 1993 at 8%; principal and interest
        delinquent since August 18, 1994.                        $  12,500

        Note payable to Cynthia F. Vatz, unsecured, dated October
         19, 1993 at 8%; principal and interest delinquent since
         August 18, 1994.                                           12,500

        Note payable to Abraham B. and Edele Eckstein, unsecured,
         dated March 1, 1995 which replaces an October 6, 1993 note at 8%; monthly payments of $500 commencing March 1, 1995
         with a single balloon payment for the remaining balance plus
         interest delinquent since March 1, 1996.                   9,500
             Total                                                 34,500

             Less current portion                                 (34,500)

             Total Long-Term Portion                            $    -

        These notes payable are in default. None of the related note holders have demanded repayment and the Company is in the process of negotiating repayment terms. The Company continues to pay the $500 monthly installments on the one note payable to Mr. and Mrs. Eckstein and continues to accrue interest on these and all outstanding notes payable. 8,572 shares of common stock were issued in partial payment of this note in 1997.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

        During 1996, the Company adopted a Simplified Employee Pension
        (SEP) Plan. The Plan enables the Company to make an annual discretionary contribution to be allocated to employees on a prorata basis according to their compensation for the year. In addition, employees have the option to make voluntary Retirement Savings Contributions in amounts not to exceed 15% of their annual compensation. The Company elected to not make a contribution for the year ended December 31, 1997. The Company has no other bonus, profit sharing or deferred compensation plans for the benefit of its employees, officers or directors except if discussed elsewhere.

        On January 21, 1993, the Company entered into three-year employment agreements with each of Edward P. Sutherland, Gary Alexander, and Jerry Phipps. These contracts expired on January 21, 1996 and were not renewed. The Company entered into employment agreements with Edward P. Sutherland and Kerry Frey on September 3, 1996 and September 4, 1996, respectively, pursuant to which they will receive annual salaries of $150,000 and $144,000, respectively. These employment agreements expired on December 31, 1997.

        Any additional compensation to these employees is to be in the form of an annual cash bonus or the granting of stock options at the discretion of the Board of Directors not to exceed 50% of their annual compensation.

                  MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                        (Development Stage Companies)
                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996


NOTE 5 - COMMITMENTS AND CONTINGENCIES (Continued)

        On March 29, 1995 the Company entered into a contract with a medical institution to perform a clinical study of the Company's SofCepts product. The contract required that payments totaling $247,262 be made by the Company to the medical institution for testing services. During 1995, the contract was amended with additional payments to be made based on services to be performed. The contract was later terminated before its completion. The Company had made payments of $265,465 for services performed pursuant to the contract. The medical institution has claimed an unpaid balance of $133,326 which the Company disputes. The Company contends that the services stipulated by the terms of the contract were not performed by the medical institution and that no additional amounts are due and payable related to this contract. No amount has been accrued in the accompanying consolidated financial statements related to this transaction. The Company intends to vigorously contend any further claims with respect to this contract and believes that the probability that the Company will be required to make additional payments is remote.

        On January 1, 1994, the Company entered into an agreement to lease 3,532 square feet of office space. The lease has a term of two years with an extension option for an additional two years through December 31, 1997. The Company exercised the option to lease the office facilities for 1997 at a cost of $2,942 per month, including utilities, for a total annual cost of $35,304.

        On October 1, 1996, the Company entered into an agreement to lease 450 square feet of office space in Far Hills, New Jersey at a cost of $1,000 per month, including utilities, for an annual cost of $12,000. The New Jersey lease expired on July 31, 1997.

NOTE 6 - COMMON STOCK

        During the months of October and November 1993, the Company had a private placement of restricted common stock. 45,248 shares were issued, the proceeds of which totalled $100,000.
        60,016 shares of common stock were issued during 1994 with proceeds of $75,611 through a private placement.

        In April 1994, the Company retired the stock of an officer and reissued the shares in a private placement, with the total proceeds of $513,812 being contributed to additional paid-in capital.

        During August 1994, 200,000 shares of common stock were issued for cancellation of shareholder loans totalling $431,595.

        During 1994, officers and directors of the Company determined that the accrued salaries and fees owed them totaling $215,565, would be forgiven and were converted to additional paid-in capital.

                  MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                        (Development Stage Companies)
                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996


NOTE 6 - COMMON STOCK (Continued)

        During 1995, 627,937 shares of common stock were issued through various private placements with cash proceeds of $659,876.

        During April 1995, 100,000 shares of common stock, valued at $120,000, were issued to an officer of the Company for services rendered. An additional 21,939 shares were issued to other individuals in payment of services rendered valued at $33,850. The Company also issued 42,000 shares of common stock for payment of rent valued at $14,973 for 1995.

        During December 1995, the Company transferred 120,000 shares of common stock in settlement of a note payable with a balance of $100,000 plus accrued interest of $11,699. These shares had been issued previously in the name of the Company as collateral on notes payable.

        The Company conducted a private placement of its common stock during 1996. 1,342,331 shares of restricted common stock were sold at $1.50 per share resulting in total cash proceeds of $2,013,500. 1,192,331 of the shares sold carry with them a warrant to purchase one additional share of common stock at $1.50 per share (see Note 7). $85,420 of costs were incurred in connection with this offering and have been deducted from additional paid-in capital in the accompanying consolidated financial statements.

        Between May and December, 1996, the Company issued an additional 36,769 shares of restricted common stock to officers, directors, consultants, professionals and vendors for services rendered. The shares were priced at the fair market value of the common stock on the date the shares were issued and have been valued at a total of $124,704 in the accompanying consolidated financial statements for an average per share price of $3.39.

        During 1996, warrants representing 40,000 and 1,700 shares of common stock were exercised at prices of $1.25 and $1.50 per share, respectively, generating cash proceeds to the Company totaling $52,550. See Note 7 regarding common stock warrants.

        In July 1996, 20,000 shares of restricted common stock were issued by the Company as payment of a $50,000 note payable along with accrued interest of $6,000 resulting in a per share price of $2.80.

        During 1996, the Company also issued 100,000 shares of restricted common stock upon the exercise of common stock warrants representing the same number of shares, having an exercise price of $1.75 per share. Payment for the common stock was made with a non-interest bearing four year promissory note. The related shares are being held by the Company as collateral for the promissory note. The shares have ben reflected as issued and outstanding with a corresponding $175,000 stock subscription receivable reflected as a reduction of stockholders' equity.

        During 1997, the Company issued 10,000 shares of its common stock and 120,000 shares for cash at $1.50 and $1.25 per share, respectively. The Company issued 8,572 shares of its common stock in partial settlement of a note payable and accrued interest of $6,722. The Company issued a total of 644,298 shares of its common stock for services. The services were valued at the trading price of the shares when they were issued.

                  MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                        (Development Stage Companies)
                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996


NOTE 7 - COMMON STOCK WARRANTS

        As of December 31, 1997, the Company had outstanding warrants for the issuance of common stock as follows:

       Number of   Date       Expiration      Exercise        Estimated
       Shares      Issued       Date            Price          Proceeds
       557,000     1994         1998       $        1.5625  $   870,313
       591,000     1995       1998-2005    $1.125 - $2.625    1,124,250
     2,711,584     1996       1999-2001    $  1.00 - $4.25    7,009,476
       739,821     1997       1999-2002    $ 1.00 - $1.875    1,063,493

                                                            $10,067,532

       762,000 common stock warrants were issued to current and former officers, directors and affiliates of the Company for incurring personal liability for the Company's indebtedness. The exercise price of these warrants was equal to the fair market value of the underlying common stock.

       Of the outstanding common stock warrants, 212,500 were issued to holders of the Company's notes payable as collateral and also in return for the extension of repayment terms. In November 1995, 300,000 common stock warrants were issued to the Company's patent attorney for deferring payment of legal fees. The exercise price of all of these warrants was equal to the fair market value of the underlying common stock on the date the common stock warrants were granted.

       261,000 common stock warrants have been issued in return for directors of the Company forfeiting their claim to director fees from prior periods. In addition, officers, directors and affiliates have been issued a total of 1,172,597 common stock warrants in exchange for common stock which they surrendered and were issued to an unrelated entity for their assistance in raising equity capital for the Company. In both cases, the exercise price of the warrants was equal to the fair market value of the related common stock on the date the common stock warrants were granted.

       During the period August through December 1997, the Company issued a total of 23,102 common stock warrants having exercise prices between $1.00 and $3.50 per share at a time when the fair market price of the underlying common stock was $2.75 to $3.50 per share. The aggregate difference between the exercise price and fair market value of the common stock totaling $33,454 has been reflected as professional services with a corresponding charge to additional paid-in-capital.

       All common stock warrants issued in 1997 had exercise prices at or above the trading price of the shares.

                  MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARY
                        (Development Stage Companies)
                Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996


NOTE 7 - COMMON STOCK WARRANTS(Continued)

       During 1996, the Company conducted a private placement of its common stock (see Note 7), wherein the purchaser of one share of the Company's common stock also received a warrant to purchase one additional share of common stock at $1.50 per share. The Company issued 1,192,331 common stock warrants pursuant to this private placement, 1,700 of which were exercised prior to December 31, 1996 (See Note 7). Any difference between the exercise price of the common stock warrants and the fair value of the Company's common stock on the date the shares of common stock were purchased has been included in the proceeds from the sale of the common stock as part of additional paid-in capital.

NOTE 8 - COMMON STOCK OPTIONS

       On September 15, 1995, the Company issued options for the purchase of 508,000 shares of common stock to certain shareholders, one of which is also an officer and director of the Company. The Company received $254,000 of consideration for the issuance of these options or $0.50 per share which enabled the holders to acquire the 508,000 shares of common stock for additional consideration totaling $76,000, or $0.15 per share. The fair market value of the Company's common stock on the date the options were purchased was $1.00 per share. The difference between the option exercise price and the fair market value of the Company's common stock relative to these options totaled $177,800 or $0.35 per share and has been included as compensation in the accompanying consolidated statement of operations for the year ended December 31, 1995. The options expired unexercised on December 15, 1995. Accordingly, the proceeds from the sale of these options and the difference between the option exercise and fair market value of the common stock has been reflected as additional paid-in capital in the accompanying consolidated financial statements with no shares of common stock issued.

NOTE 9 - GOING CONCERN

       The Company's consolidated financial statements have been prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred significant losses since inception, relating to its research and development efforts and has had no significant operating revenues. In prior periods, the Company has had substantial working capital and stockholders' equity deficits. In 1996, the Company was able to raise working capital through the private placement of its common stock. However, cash flow projections show that the Company's reserves are not adequate to cover its needs for 1997. It is unlikely that the Company can complete its research and development projects without additional funds. Management of the Company plans to raise additional capital through a private placement or a public offering of its common stock and the Company anticipates generating additional revenue from increased product sales.

                     MEDISYS TECHNOLOGIES, INC.
                          AND SUBSIDIARIES

                 CONSOLIDATED  FINANCIAL STATEMENTS

               September 30, 1998 and December 31, 1997

                    MEDISYS TECHNOLOGIES, INC.
                  (A Development Stage Company)
                   Consolidated Balance Sheets

                              ASSETS

                                                 September 30,   December 31,
                                                     1998            1997
                                                  (Unaudited)
CURRENT ASSETS

  Cash                                              $  8,490     $  2,178
  Accounts receivable, net of allowance for bad debt   1,516       11,005
  Inventory                                            6,131       21,004
  Prepaid expenses                                    21,500       21,500
  Due from related party                               6,192         -

      Total Current Assets                            43,829       55,687

FIXED ASSETS

  Leasehold improvements                               2,195        2,195
  Furniture and equipment                             76,870       76,946
  Leased equipment                                    10,010       10,010
  Accumulated depreciation                           (62,921)     (51,050)

      Total Fixed Assets                              26,154       38,101

OTHER ASSETS

  Deferred offering costs                              2,250        2,250
  Security deposits                                    4,000        4,000
  Patent and trademark costs, net (Note 1)           455,782      397,535
  Organizational costs                                  -             311

      Total Other Assets                             462,032       404,096

      TOTAL ASSETS                                  $532,015      $497,884

                    MEDISYS TECHNOLOGIES, INC.
                  (A Development Stage Company)
             Consolidated Balance Sheets (Continued)

          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                 September 30,  December 31,
                                                     1998           1997
                                                  (Unaudited)
CURRENT LIABILITIES

  Accounts payable                                  $385,734      $391,257
  Accrued expenses (Note 3)                          693,432       361,092
  Payable-stockholders (Note 2)                       48,481        49,081
  Notes payable (Note 4)                              30,222        34,500

      Total Current Liabilities                    1,157,869       835,930

LONG-TERM DEBT

  Notes payable (Note 2)                             515,000       253,000

      Total Long-Term Debt                           515,000       253,000

      TOTAL LIABILITIES                            1,672,869     1,088,930

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock: 100,000,000 shares
   authorized of $0.0005 par value,
   13,177,903 and 13,120,810 shares
   issued  and outstanding, respectively               6,588        6,560
  Additional paid-in capital                       6,412,198    6,373,102
  Stock subscriptions receivable (Note 6)           (175,000)    (175,000)
  Deficit accumulated during the development stage(7,384,640)  (6,795,708)

      Total Stockholders' Equity (Deficit)        (1,140,854)    (591,046)

      TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY (DEFICIT)   $            532,015  $   497,884

                    MEDISYS TECHNOLOGIES, INC.
                  (A Development Stage Company)
              Consolidated Statements of Operations
                           (Unaudited)
                                                                      From
                                                                  Inception on
                                                                   January 21,
                        For the Three Months For the Nine Months  1991 through
                         Ended September 30,  Ended September 30, September 30,
                           1998      1997       1998        1997       1998

REVENUES               $    975  $  20,436  $  24,350  $    83,886  $   126,968

OPERATING EXPENSES

  Cost of product sold     -         4,037      5,332       17,596       36,970
  Product development     5,826    109,045     85,451      494,241    2,361,918
  Salaries              117,500     73,783    212,601      213,113    1,671,726
  Professional services   6,815     13,843    156,445       67,597    1,293,679
  Depreciation and
   amortization           4,268      3,021     12,182       12,063      141,243
  General and
   administrative        44,433     95,010    138,678      375,499    1,511,678

     Total Operating
      Expenses          178,842    298,739    610,689    1,180,109    7,017,214

OPERATING LOSS         (177,867)  (278,303)  (586,339)  (1,096,223)  (6,890,246)

OTHER INCOME
 (EXPENSES)

  Gain on sale of assets   -         4,348       -          13,043       13,043
  Interest income          -            63       -           5,850       19,044
  Interest expense         (725)      (449)    (2,593)     (12,858)    (472,381)
  Bad debt expense         -          -          -            -         (54,100)

     Total Other Income
      (Expense)            (725)     3,962     (2,593)       6,035     (494,394)

LOSS BEFORE INCOME
 TAXES                 (178,592)  (274,341)  (588,932)  (1,090,188)  (7,384,640)

INCOME TAXES               -          -          -            -            -

NET LOSS              $(178,592) $(274,341) $(588,932) $(1,090,188) $(7,384,640)

NET LOSS PER SHARE
 OF COMMON STOCK      $   (0.01) $   (0.02) $   (0.05) $     (0.09)

                        MEDISYS TECHNOLOGIES, INC.
                      (A Development Stage Company)
        Consolidated Statements of Stockholders' Equity (Deficit)

                                                                       Deficit
                                                                     Accumulated
                                              Additional    Stock    During the
                                 Common Stock   Paid-In Subscription Development
                               Shares   Amount  Capital  Receivable    Stage

Balance, January 21, 1991         -     $ -    $     -    $    -     $     -

Common stock issued during
 1991 at $.0001 per share    8,100,000   4,050     (3,060)     -           -

Net loss for the year ended
 December 31, 1991                -       -          -         -         (8,667)

Balance, December 31, 1991   8,100,000   4,050     (3,060)     -         (8,667)

Effect of reverse
  acquisition               1,768,500      884    (41,557)     -           -

Private placement of common
 stock at $2.00 per share     250,000      125    499,875      -           -

Canceled shares              (418,500)    (209)       209      -           -

Net loss for the year ended
 December 31, 1992               -        -          -         -       (269,551)

Balance, December 31, 1992  9,700,000    4,850    455,467      -       (278,218)

Issuance of stock at an
 average price of $2.21
 per share                     45,248       23     99,977      -           -

Payment of stock offering costs  -       -         (4,970)     -           -

Net loss for the year ended
 December 31, 1993               -       -           -         -       (802,338)

Balance, December 31, 1993  9,745,248   4,873     550,474      -     (1,080,556)

Issuance of stock at an
 average price of $1.26
 per share                    60,016      30       75,581      -           -

Contributed capital by
 shareholders                   -       -         513,812      -           -

Common stock issued in
 settlement of shareholder
 loans at approximately
 $2.16 per share            200,000      100      431,495      -           -

Forgiveness of wages and fees
 by shareholders               -        -         215,565      -           -

Balance forward          10,005,264  $ 5,003  $ 1,786,927  $   -    $(1,080,556)

                       MEDISYS TECHNOLOGIES, INC.
                      (A Development Stage Company)
        Consolidated Statements of Stockholders' Equity (Deficit)
                                                                       Deficit
                                                                     Accumulated
                                             Additional   Stock       During the
                           Common Stock        Paid-In Subscription  Development
                          Shares    Amount     Capital Receivable      Stage

Balance forward         10,005,264  $ 5,003  $ 1,786,927   $   -    $(1,080,556)

Payment of stock
 offering costs               -        -         (97,791)      -           -

Net loss for the year ended
 December 31, 1994            -        -            -          -       (960,966)

Balance, December 31,
 1994                   10,005,264    5,003    1,689,136       -     (2,041,522)

Issuance of stock at an
 average price of $1.05
 per share                 627,937      314      659,562       -           -

Issuance of stock for
 services rendered at
 an average price of
 $1.26 per share           121,939       61      153,789       -           -

Issuance of common stock
 for prepaid rent at
 $0.35 per share            42,000       21       14,952       -           -

Sale of common stock options  -        -         431,800       -           -

Transfer of stock in
 settlement of debt           -        -         111,699       -           -

Net loss for the year ended
 December 31, 1995            -        -            -          -     (1,162,772)

Balance, December 31,
 1995                   10,797,140    5,399    3,060,938       -     (3,204,294)

Issuance of common stock
 for cash at an average
 price of $1.50 per
 share                   1,342,331      670    2,012,830       -           -

Common stock offering costs   -        -         (85,420)      -           -

Issuance of common stock
 for consulting and
 professional services
 rendered at an average
 price of $3.39 per share   36,769       17      124,687       -           -

Balance forward         12,176,240  $ 6,086  $ 5,113,035 $     -    $(3,204,294)

                       MEDISYS TECHNOLOGIES, INC.
                      (A Development Stage Company)
        Consolidated Statements of Stockholders' Equity (Deficit)
                                                                      Deficit
                                                                    Accumulated
                                            Additional    Stock      During the
                           Common Stock       Paid-In  Subscription Development
                         Shares    Amount     Capital  Receivable     Stage

Balance forward        12,176,240  $ 6,086  $ 5,113,035 $      -    $(3,204,294)

Issuance of common stock
 from expense of common
 stock warrants at $1.50
 and $1.25 per share       41,700       21       52,529        -           -

Issuance of common stock
 in satisfaction of note
 payable at $2.80 per
 share                     20,000       10       55,990        -           -
Issuance of common stock
 for warrants exercised
 at $1.75 per share for
 subscription receivable 100,000        50      174,950    (175,000)       -

Common stock warrants
 issued for extension
 of payable payment         -         -          33,454        -           -

Net loss for the year
 ended December 31, 1996    -         -            -           -     (1,498,725)

Balance, December 31,
 1996                 12,337,940     6,167    5,429,958    (175,000) (4,703,019)

Issuance of common
 stock for cash at an
 average price of
  $1.27 per share        130,000        65      164,935        -           -

Common stock offering
  costs                     -         -         (85,420)       -           -

Issuance of common stock
 in satisfaction of note
 payable at $0.78
 per share                 8,572         4        6,718        -           -

Issuance of common stock
 for consulting and
 professional services
 rendered at an average
 price of $1.33 per
 share                   644,298       324      856,911        -           -

Net loss for the year
 ended December 31, 1997    -        -             -           -     (2,092,689)

Balance, December 31,
 1997                 13,120,810  $ 6,560  $ 6,373,102   $(175,000) $(6,795,708)

                       MEDISYS TECHNOLOGIES, INC.
                      (A Development Stage Company)
        Consolidated Statements of Stockholders' Equity (Deficit)

                                                                      Deficit
                                                                   Accumulated
                                           Additional     Stock     During the
                          Common Stock       Paid-In  Subscription Development
                        Shares    Amount     Capital   Receivable     Stage

Balance, December 31,
 1997                 13,120,810  $ 6,560  $ 6,373,102  $(175,000)  $(6,795,708)

Issuance of common
 stock in satisfaction
 of notes payable at
 $0.34 per share
 (unaudited)              57,093       28       19,225       -             -

Common stock warrants
 issued for satisfaction
 of notes payable at $0.52
 per warrant (unaudited)    -        -          19,871       -             -

Net loss for the nine
  months ended September
  30, 1998 (unaudited)      -        -            -          -         (588,932)

Balance, September 30,
  1998 (unaudited)    13,177,903  $ 6,588  $ 6,412,198  $(175,000)  $(7,384,640)

                       MEDISYS TECHNOLOGIES, INC.
                      (A Development Stage Company)
                  Consolidated Statements of Cash Flows
                               (Unaudited)
                                                                      From
                                                                   Inception on
                                                                    January 21,
                         For the Three Months For the Nine Months  1991 through
                           Ended September 30, Ended September 30, September 30,
                             1998      1997       1998      1997        1998
CASH FLOWS FROM
 OPERATING ACTIVITIES

 Net loss                 $(178,592)$(274,341)$(588,932)$(1,090,188)$(7,384,640)
 Adjustments to reconcile
  net loss to net cash
  (used) by
  operating activities:
   Operating expenses
    paid by issuance of
    common stock               -       23,827      -        146,334   1,165,806
   Common stock options and
    warrants for services      -         -         -           -        211,254
   Depreciation and
    amortization             4,268      3,021    12,182      12,063     141,243
   Allowance for doubtful
    accounts                  -          -         -           -         53,718
   Gain on sale of assets     -        (4,348)     -        (13,043)       -
 Changes in operating assets
  and liabilities:
   (Increase) decrease in
    accounts receivable      1,358     11,884     9,489      (9,700)     (2,164)
   (Increase) decrease in
    inventory                 -       (18,571)   14,873     (67,156)     (6,131)
   (Increase) decrease in
    prepaid expenses          -          -         -        (19,473)    (21,500)
  (Increase) decrease in
   other assets               -          -         -           -         (2,250)
  (Increase decrease in loan
    receivable - stockholders -          -         -           -         (6,192)
   (Increase) decrease in
    security deposits         -          -         -           -         (4,000)
   Increase (decrease)
    in accounts payable     56,652     (1,943)   33,601      27,247     424,858
   Increase (decrease)
    in accrued expenses    105,513    102,954   332,340     141,317     693,432

     Net Cash (Used) by
     Operating Activities (10,801)   (157,517) (186,447)   (872,599) (4,736,566)

 CASH FLOWS FROM
  INVESTING ACTIVITIES

  Sale of equipment            76       8,482        76      25,109      11,242
  Patent costs            (54,686)    (18,315)  (58,247)   (102,714)   (457,176)
  Acquisition of subsidiary  -           -         -           -        (40,673)
  Purchase of fixed assets   -           -         -        (10,420)    (94,700)

   Net Cash (Used) by
   Investing Activities  $(54,610)   $ (9,833) $(58,171)  $ (88,025)  $(581,307)

                       MEDISYS TECHNOLOGIES, INC.
                      (A Development Stage Company)
            Consolidated Statements of Cash Flows (Continued)
                               (Unaudited)
                                                                       From
                                                                    Inception on
                                                                    January 21,
                         For the Three Months  For the Nine Months  1991 through
                          Ended September 30,  Ended September 30, September 30,
                            1998      1997       1998      1997          1998
CASH FLOWS FROM
 FINANCING ACTIVITIES

  Payments of stock
   offering costs        $  -        $  -     $   -      $    -       $(175,809)
  Proceeds from capital
   lease                    -           -         -           -          10,010
  Payments on capital
   lease                    -           -         -           -         (10,010)
  Payments on contracts
   payable                  -         (4,281)     -        (20,577)     (62,400)
  Borrowings from
   shareholders             -         (2,500)   (6,192)       -         590,570
  Payments on payable -
   stockholders             (600)       -         (600)       -         (21,584)
  Borrowings from notes
   payable                35,000     190,000   262,000     190,000      503,500
  Payment on notes
   payable                (1,500)     (1,152)   (4,278)     (3,380)    (145,555)
  Stock subscriptions
   receivable               -           -         -           -         (53,427)
  Issuance of common stock  -           -         -        184,270    4,131,518
  Proceeds from sale of
   stock options            -           -         -           -         507,000
  Proceeds from exercise
   of common stock options  -           -         -           -          52,550

   Net Cash Provided by
   Financing Activities  32,900      182,067   250,930     350,313    5,326,363

NET INCREASE (DECREASE)
 CASH AND CASH
 EQUIVALENTS            (32,511)     14,717      6,312    (610,311)       8,490

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF PERIOD  41,001      44,576      2,178     669,604         -

CASH AND CASH EQUIVALENTS
 AT END OF PERIOD      $  8,490  $   59,293  $   8,490  $   59,293  $     8,490

SUPPLEMENTAL DISCLOSURES
 OF CASH FLOW INFORMATION
 CASH PAID FOR
  Income taxes         $   -     $     -     $    -     $     -     $      -
  Interest             $    725  $      449  $   6,427  $   12,858  $    63,325

NON CASH FINANCING
 ACTIVITIES
  Purchase of automobiles
  on contract          $   -     $    -      $    -     $     -     $    62,400
  Conversion of
   shareholder loans
   to equity           $   -     $    -      $    -     $     -     $   599,294
  Stock issued in
   payment of operating
   expenses            $   -     $  23,827   $    -     $  146,334  $ 1,165,806
  Stock issued for debt$   -     $    -      $  19,253  $     -     $    19,253
  Warrants issued for
   debt                $   -     $    -      $  19,871  $     -     $    19,871

                    MEDISYS TECHNOLOGIES, INC.
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
       September 30, 1998 (unaudited) and December 31, 1997

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

       a.  Business Organization

              The Company was incorporated on March 17, 1983 under the laws of the State of Utah. The Company subsequently ceased its original business activity in 1985 and thereafter primarily investigated and sought new business opportunities and has been reclassified as a development stage Company as of March 1, 1989.

              The Company has a wholly-owned subsidiary (the Subsidiary) which was incorporated in the State of Louisiana on January
       21, 1991, for the purpose of developing a device for the assistance of childbirth under a patent which was applied for in May 1990 and granted on June 15, 1992.

              The Subsidiary has been classified as a development stage company since all activities to date have been related to the development of the childbirth assistance device as well as other medical devices.

              On August 6, 1992 the Company acquired all of the outstanding common stock of Medisys Technologies, Inc. (Medisys). For accounting purposes the acquisition has been treated as a recapitalization of Medisys with Medisys as the acquirer.

       b. Fixed Assets

              Fixed assets are stated at cost less accumulated depreciation. Depreciation on equipment and furniture is provided using the straight-line method over an expected useful life of five years.

       c.  Patent and Trademark Costs

              The capitalized costs of obtaining patents consists of legal fees and associated filing costs. These patent costs will be amortized over the shorter of their legal or useful lives. The Company has numerous patents in various stages of development and the application process. Several patents have been granted but are being developed further in a continuation-in-part (CIP) status until the development of a commercial product is complete, the related product has received FDA (Food and Drug Administration) approval and is in a marketable condition ready for sale. Once patents have been granted, FDA approval obtained, and sales commenced, no further costs associated with the patent are capitalized. As of September 30, 1998, the Company did have one patented product for which sales have commenced with the related costs being amortized over the estimated useful life of the patent. Management has determined that estimated future cash flows from this product will be sufficient to recover the capitalized basis of the costs associated with that patent. The other patents for which costs have been capitalized are considered to have continued viability according to management of the Company with no significant events occurring which would impair the value of the capitalized costs associated with the individual patents.

                    MEDISYS TECHNOLOGIES, INC.
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
       September 30, 1998 (unaudited) and December 31, 1997

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES
(Continued)

       c.  Patent and Trademark Costs (Continued)

              The Company has also incurred costs associated with obtaining trademarks related to the Company's existing and future products. Those costs have been capitalized and will be amortized over the estimated useful life of the trademarks once approval has been received and usage begins. These trademarks are considered to have continued viability according to management with no significant events occurring which would impair the value of the capitalized costs associated with the trademarks.

       d.  Organization Costs

              The Company's organization costs will be amortized over a 60 month period using the straight-line method when it begins its principal activities.

       e.  Cash and Cash Equivalents

              For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase, to be cash equivalents.

       f.  Income Taxes

              No provision for federal income taxes is made at September 30, 1998 and 1997 due to operating losses. The minimum state franchise tax has been accrued.

              The Company has accumulated approximately $7,000,000 of net operating losses as of September 30, 1998, which may be used to reduce taxable income and income taxes in future years. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards.

              In the event of certain changes in control of the Company, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. The potential tax benefits of the net operating loss carryovers have been offset by a valuation allowance of the same amount.

                    MEDISYS TECHNOLOGIES, INC.
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
       September 30, 1998 (unaudited) and December 31, 1997

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES
(Continued)

       g.  Principles of Consolidation

              The consolidated financial statements include the accounts of Medisys Technologies, Inc., (Parent) and Medisys
       Technologies, Inc. (Subsidiary), a wholly owned subsidiary.
       All significant intercompany accounts and transactions have been eliminated in consolidation.

       h. Presentation of Consolidated Financial Statements

              Certain balances for the prior period have been reclassified to conform to the current year presentation.

       i. Inventory

              Inventory is medical products held for sale which are carried at the lower of cost or market value using the first-in first-out method.

       j. Net Loss Per Share

              Net loss per share is computed using the weighted average number of common shares outstanding during each period.
       Pursuant to the requirements of Securities and Exchange Commission Staff Accounting Bulletin No. 83, common shares issued by the Company during the twelve months immediately preceding the initial public offering at a price below the initial public offering price have been included in the calculation of the shares used in computing net loss per share as if they were outstanding for all periods presented. There are no common stock equivalents.

       k. Forward Stock Split

              On July 20, 1992 the subsidiary forward split its shares of common stock on a 8,100 shares for 1 share basis. All references to shares outstanding and earnings per share have been restated on a retroactive basis.

       l. Credit Risks

              The Company maintains its cash accounts primarily in one bank in Louisiana. The Federal Deposit Insurance
       Corporation insures accounts to $100,000. The Company's accounts occasionally exceed the insured amount.

       m. Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    MEDISYS TECHNOLOGIES, INC.
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
       September 30, 1998 (unaudited) and December 31, 1997

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES
(Continued)

       n.  Accounts Receivable

              Accounts receivable are shown net of the allowance for doubtful accounts of $648.

NOTE 2 - PAYABLE - STOCKHOLDERS

              From time to time the Company receives advances from certain stockholders for the purpose of providing funds for the Company's operating expenditures. The Company has also advanced funds to stockholders. The outstanding balances of these advances fluctuates during the year and do not have specific repayment terms although the advances are generally considered to be due or payable on demand. Accordingly, the related receivable or payable has been reflected as current in the accompanying consolidated financial statements. At September 30, 1998, there was a balance outstanding payable to stockholders totaling $48,481.

              The Company also has notes payable to various shareholders in the aggregate of $515,000. The notes bear interest at 10% per annum, are unsecured and are due in 1999.

NOTE 3 - ACCRUED EXPENSES

              Accrued expenses at September 30, 1998 consist of the following:

          Payroll taxes payable                     $   1,284
          Accrued salaries and directors fees         622,627
          Finance charge                                9,799
          Accrued expenses - other                     59,722

                                                    $ 693,432

              The accrued salaries and directors fees are to be paid over the next 24 months or when the Company is adequately financed.

                    MEDISYS TECHNOLOGIES, INC.
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
       September 30, 1998 (unaudited) and December 31, 1997

NOTE 4 -  NOTES PAYABLE

              Notes payable consisted of the following:            September 30,
                                                                        1998
              Note payable to Richard L. Apel, unsecured, dated
       November 2, 1993 at 8%; principal and interest
       delinquent since August 18, 1994.                             $   12,500

              Note payable to Cynthia F. Vatz, unsecured, dated October
        19, 1993 at 8%; principal and interest delinquent since
        August 18, 1994.                                                 12,500

       Note payable to Abraham B. and Edele Eckstein, unsecured,
        dated March 1, 1995 which replaces an October 6, 1993 note at 8%; monthly payments of $500 commencing March 1, 1995
        with a single balloon payment for the remaining balance
        plus interest delinquent since March 1, 1996.                     5,222
          Total                                                          30,222

          Less current portion                                          (30,222)

          Total Long-Term Portion                                    $     -

              These notes payable are in default. None of the related note holders have demanded repayment and the Company is in the process of negotiating repayment terms. The Company continues to pay the $500 monthly installments on the one note payable to Mr. and Mrs. Eckstein and continues to accrue interest on these and all outstanding notes payable. 8,572 shares of common stock were issued in partial payment of this note in 1997.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

              During 1996, the Company adopted a Simplified Employee Pension (SEP) Plan. The Plan enables the Company to make an annual discretionary contribution to be allocated to employees on a prorata basis according to their compensation for the year. In addition, employees have the option to make voluntary Retirement Savings Contributions in amounts not to exceed 15% of their annual compensation. The Company elected to not make a contribution for the year ended December 31, 1997. The Company has no other bonus, profit sharing or deferred compensation plans for the benefit of its employees, officers or directors except if discussed elsewhere.

              The Company entered into employment agreements with Edward
       P. Sutherland and Kerry Frey on September 3, 1996 and
       September 4, 1996, respectively, pursuant to which they will receive annual salaries of $150,000 and $144,000, respectively. These employment agreements expired on December 31, 1997.

              Any additional compensation to these employees is to be in the form of an annual cash bonus or the granting of stock options at the discretion of the Board of Directors not to exceed 50% of their annual compensation.

                    MEDISYS TECHNOLOGIES, INC.
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
       September 30, 1998 (unaudited) and December 31, 1997

NOTE 5 - COMMITMENTS AND CONTINGENCIES (Continued)

              On March 29, 1995 the Company entered into a contract with a medical institution to perform a clinical study of the Company's SofCepts product. The contract required that payments totaling $247,262 be made by the Company to the medical institution for testing services. During 1995, the contract was amended with additional payments to be made based on services to be performed. The contract was later terminated before its completion. The Company had made payments of $265,465 for services performed pursuant to the contract. The medical institution has claimed an unpaid balance of $133,326 which the Company disputes. The
       Company contends that the services stipulated by the terms of the contract were not performed by the medical institution and that no additional amounts are due and payable related to this contract. No amount has been accrued in the accompanying consolidated financial statements related to this transaction. The Company intends to vigorously contend any further claims with respect to this contract and believes that the probability that the Company will be required to make additional payments is remote.

              On January 1, 1994, the Company entered into an agreement to lease 3,532 square feet of office space. The lease has a term of two years with an extension option for an additional two years through December 31, 1997. The
       Company exercised the option to lease the office facilities for 1998 at a cost of $2,942 per month, including utilities, for a total annual cost of $35,304.

              On October 1, 1996, the Company entered into an agreement to lease 450 square feet of office space in Far Hills, New
       Jersey at a cost of $1,000 per month, including utilities, for an annual cost of $12,000. The New Jersey lease expired on July 31, 1997.

NOTE 6 - COMMON STOCK

              During the months of October and November 1993, the Company had a private placement of restricted common stock. 45,248 shares were issued, the proceeds of which totaled $100,000.


              60,016 shares of common stock were issued during 1994 with proceeds of $75,611 through a private placement.

              In April 1994, the Company retired the stock of an officer and reissued the shares in a private placement, with the total proceeds of $513,812 being contributed to additional paid-in capital.

              During August 1994, 200,000 shares of common stock were issued for cancellation of shareholder loans totaling
       $431,595.

              During 1994, officers and directors of the Company determined that the accrued salaries and fees owed them totaling $215,565, would be forgiven and were converted to additional paid-in capital.

                    MEDISYS TECHNOLOGIES, INC.
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
       September 30, 1998 (unaudited) and December 31, 1997

NOTE 6 - COMMON STOCK (Continued)

              During 1995, 627,937 shares of common stock were issued through various private placements with cash proceeds of $659,876.

              During April 1995, 100,000 shares of common stock, valued at $120,000, were issued to an officer of the Company for services rendered. An additional 21,939 shares were issued to other individuals in payment of services rendered valued at $33,850. The Company also issued 42,000 shares of common stock for payment of rent valued at $14,973 for 1995.

              During December 1995, the Company transferred 120,000 shares of common stock in settlement of a note payable with a balance of $100,000 plus accrued interest of $11,699. These shares had been issued previously in the name of the Company as collateral on notes payable.

              The Company conducted a private placement of its common stock during 1996. 1,342,331 shares of restricted common stock were sold at $1.50 per share resulting in total cash proceeds of $2,013,500. 1,192,331 of the shares sold carry with them a warrant to purchase one additional share of common stock at $1.50 per share (see Note 7). $85,420 of costs were incurred in connection with this offering and have been deducted from additional paid-in capital in the accompanying consolidated financial statements.

              Between May and December, 1996, the Company issued an additional 36,769 shares of restricted common stock to officers, directors, consultants, professionals and vendors for services rendered. The shares were priced at the fair market value of the common stock on the date the shares were issued and have been valued at a total of $124,704 in the accompanying consolidated financial statements for an average per share price of $3.39.

              During 1996, warrants representing 40,000 and 1,700 shares of common stock were exercised at prices of $1.25 and $1.50 per share, respectively, generating cash proceeds to the Company totaling $52,550. See Note 7 regarding common stock warrants.

              In July 1996, 20,000 shares of restricted common stock were issued by the Company as payment of a $50,000 note payable along with accrued interest of $6,000 resulting in a per share price of $2.80.

              During 1996, the Company also issued 100,000 shares of restricted common stock upon the exercise of common stock warrants representing the same number of shares, having an exercise price of $1.75 per share. Payment for the common stock was made with a non-interest bearing four year promissory note. The related shares are being held by the Company as collateral for the promissory note. The shares have ben reflected as issued and outstanding with a corresponding $175,000 stock subscription receivable reflected as a reduction of stockholders' equity.

              During 1997, the Company issued 10,000 shares of its common stock and 120,000 shares for cash at $1.50 and $1.25 per share, respectively. The Company issued 8,572 shares of its common stock in partial settlement of a note payable and accrued interest of $6,722. The Company issued a total of 644,298 shares of its common stock for services. The services were valued at the trading price of the shares when they were issued.

                    MEDISYS TECHNOLOGIES, INC.
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
       September 30, 1998 (unaudited) and December 31, 1997

NOTE 6 - COMMON STOCK (Continued)

              During 1998, the company issued 57,093 shares of its common stock at an average price of $0.34 per share, for partial settlement of accounts payable.

NOTE 7 - COMMON STOCK WARRANTS

              As of September 30, 1998, the Company had outstanding warrants for the issuance of common stock as follows:

     Number of      Date       Expiration          Exercise        Estimated
      Shares       Issued        Date               Price           Proceeds
     557,000        1994         1998         $         1.5625   $   870,313
     591,000        1995      1998-2005       $ 1.125 - $2.625     1,124,250
   2,711,584        1996      1999-2001       $   1.00 - $4.25     7,009,476
     739,821        1997      1999-2002       $  1.00 - $1.875     1,063,493

                                                                 $10,067,532

              762,000 common stock warrants were issued to current and former officers, directors and affiliates of the Company for incurring personal liability for the Company's indebtedness. The exercise price of these warrants was equal to the fair market value of the underlying common stock.

              Of the outstanding common stock warrants, 212,500 were issued to holders of the Company's notes payable as collateral and also in return for the extension of repayment terms. In November 1995, 300,000 common stock warrants were issued to the Company's patent attorney fo deferring payment of legal fees. The exercise price of all of these warrants was equal to the fair market value of the underlying common stock on the date the common stock warrants were granted.

              261,000 common stock warrants have been issued in return for directors of the Company forfeiting their claim to director fees from prior periods. In addition, officers, directors and affiliates have been issued a total of 1,172,597 common stock warrants in exchange for common stock which they surrendered and were issued to an unrelated entity for their assistance in raising equity capital for the Company. In both cases, the exercise price of the warrants was equal to the fair market value of the related common stock on the date the common stock warrants were granted.

              During the period August through December 1997, the Company issued a total of 23,102 common stock warrants having exercise prices between $1.00 and $3.50 per share at a time when the fair market price of the underlying common stock was $2.75 to $3.50 per share. The aggregate difference between the exercise price and fair market value of the common stock totaling $33,454 has been reflected as professional services with a corresponding charge to additional paid-in-capital.

              All common stock warrants issued in 1997 had exercise prices at or above the trading price of the shares.


                   MEDISYS TECHNOLOGIES, INC.
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
       September 30, 1998 (unaudited) and December 31, 1997

NOTE 7 - COMMON STOCK WARRANTS(Continued)

              During 1996, the Company conducted a private placement of its common stock (see Note 7), wherein the purchaser of one share of the Company's common stock also received a warrant to purchase one additional share of common stock at $1.50 per share. The Company issued 1,192,331 common stock warrants pursuant to this private placement, 1,700 of which were exercised prior to December 31, 1996 (see Note 6).
       Any difference between the exercise price of the common stock warrants and the fair value of the Company's common stock on the date the shares of common stock were purchased has been included in the proceeds from the sale of the common stock as part of additional paid-in capital.

              During 1998, the Company issued 38,152 common stock warrants at a price of $0.52 for partial settlement of accounts payable.

NOTE 8 - COMMON STOCK OPTIONS

              On September 15, 1995, the Company issued options for the purchase of 508,000 shares of common stock to certain shareholders, one of which is also an officer and director of the Company. The Company received $254,000 of consideration for the issuance of these options or $0.50 per share which enabled the holders to acquire the 508,000 shares of common stock for additional consideration totaling $76,000, or $0.15 per share. The fair market value of the Company's common stock on the date the options were purchased was $1.00 per share. The difference between the option exercise price and the fair market value of the Company's common stock relative to these options totaled $177,800 or $0.35 per share and has been included as compensation in the accompanying consolidated statement of operations for the year ended December 31, 1995. The options expired unexercised on December 15, 1995.
       Accordingly, the proceeds from the sale of these options and the difference between the option exercise and fair market value of the common stock has been reflected as additional paid-in capital in the accompanying consolidated financial statements with no shares of common stock issued.

NOTE 9 - GOING CONCERN

              The Company's consolidated financial statements have been prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred significant losses since inception, relating to its research and development efforts and has had no significant operating revenues. In prior periods, the Company has had substantial working capital and stockholders' equity deficits. In 1996, the Company was able to raise working capital through the private placement of its common stock. However, cash flow projections show that the Company's reserves are not adequate to cover its needs for 1998. It is unlikely that the Company can complete its research and development projects without additional funds. Management of the Company plans to raise additional capital through a private placement or a public offering of its common stock and the Company anticipates generating additional revenue from increased product sales.

             PHILLIPS PHARMATECH LABORATORIES, INC.

                      FINANCIAL STATEMENTS

                       DECEMBER 31, 1997

                          (UNAUDITED)

             PHILLIPS PHARMATECH LABORATORIES, INC.
                         Balance Sheet
                       December 31, 1997
                          (Unaudited)

                             ASSETS

CURRENT ASSETS

 Cash                                                $             87,506
 Accounts receivable, net (Note 1)                                370,646
 Inventory (Note 1)                                               362,097
 Prepaid expenses                                                   6,946

  Total Current Assets                                            827,195

PROPERTY AND EQUIPMENT - NET (Notes 1 and 2)                      305,806

OTHER ASSETS

 Deposits                                                          39,330
 Organizational costs, net (Note 1)                                 1,500

  Total Other Assets                                               40,830

  TOTAL ASSETS                                       $          1,173,831

             PHILLIPS PHARMATECH LABORATORIES, INC.
                   Balance Sheet (Continued)
                       December 31, 1997
                          (Unaudited)

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

 Accounts payable                                    $            611,076
 Due to related parties (Note 4)                                   57,249
 Notes payable - current portion (Note 3)                         329,589

  Total Current Liabilities                                       997,914

LONG-TERM DEBT

 Notes payable - less current portion (Note 3)                     18,412

  Total Long-Term Debt                                             18,412

  TOTAL LIABILITIES                                             1,016,326

STOCKHOLDERS' EQUITY

 Common stock: 1,000 shares authorized of $1.00 par value,
  900 shares issued and outstanding                                   900
 Retained earnings                                                156,605

  Total Stockholders' Equity                                      157,505

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $          1,173,831

             PHILLIPS PHARMATECH LABORATORIES, INC.
                    Statement of Operations
              For the Year Ended December 31, 1997
                          (Unaudited)

REVENUES                                             $          3,653,291

OPERATING EXPENSES

 Cost of product sold                                           2,684,548
 Salaries                                                         294,828
 Professional services                                             27,829
 Depreciation and amortization                                     55,710
 General and administrative                                       540,031

  Total Operating Expenses                                      3,602,946

INCOME FROM OPERATIONS                                             50,345

OTHER EXPENSES

 Interest expense                                                 (33,133)

  Total Other Expenses                                            (33,133)

NET INCOME                                           $             17,212

BASIC INCOME PER SHARE                               $              19.12

BASIC AVERAGE NUMBER OF SHARES OUTSTANDING                            900

             PHILLIPS PHARMATECH LABORATORIES, INC.
               Statement of Stockholders' Equity
                       December 31, 1997
                          (Unaudited)

                                          Common Stock             Retained
                                      Shares         Amount        Earnings

Balance, December 31, 1996              900         $   900       $  139,393

Net income for the year ended
 December 31, 1997                      -               -             17,212

Balance, December 31, 1997              900         $   900       $  156,605

             PHILLIPS PHARMATECH LABORATORIES, INC.
                    Statement of Cash Flows
              For the Year Ended December 31, 1997
                          (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

 Net income                                                    $   17,212
 Adjustments to reconcile net income to net cash used in
  operating activities:
  Depreciation and amortization                                    55,710
 Changes in operating assets and liabilities:
  Deposits                                                         (4,183)
  Accounts receivable                                             (48,319)
  Inventory                                                       102,089
  Prepaid expenses                                                  1,675
  Accounts payable                                                 (7,303)
  Organizational cost                                              (1,500)
  Due to related parties                                             (632)

   Net Cash Used in Operating Activities                          114,749

CASH FLOWS FROM INVESTING ACTIVITIES

 Purchases of property and equipment                              (69,867)

   Net Cash Used In Investing Activities                          (69,867)

CASH FLOWS FROM FINANCING ACTIVITIES

 Proceeds from line of credit                                      14,290

   Net Cash Provided by Financing Activities                       14,290

NET (DECREASE) IN CASH AND CASH EQUIVALENTS                        59,172

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                   28,334

CASH AND CASH  EQUIVALENTS AT END OF PERIOD                    $   87,506

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for:

 Interest                                                      $   33,133
 Income taxes                                                  $     -


             PHILLIPS PHARMATECH LABORATORIES, INC.
               Notes to the Financial Statements
                       December 31, 1997
                          (Unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

      Organization

       Phillips Pharmatech Laboratories, Inc. (the "Company") manufactures, on a contract basis, vitamins, minerals, other dietary supplements and pharmaceuticals. The Company was incorporated in State of Florida on December 12, 1994.

       Accounts Receivable

       Accounts receivable consists of trade receivables and $20,868 in an allowance for doubtful accounts.

       Organizational Costs

       Organizational costs consist of legal fees and are being amortized using the straight-line method over five years.

       Inventory

       Inventory consists of purchased product (powders and liquids), capsules and bottles and are stated at the lower of cost or market. Cost is determined on an average cost basis.

       Property and Equipment

       Property and equipment are recorded at cost.
       Depreciation is provided on the straight-line method over the estimated useful lives of the related assets, which range from 5 to 39 years.

       Income Taxes

       The Company has elected to be treated as an S Corporation for income tax purposes. Accordingly, no income taxes or tax benefits are recorded by the Company since such taxes or tax benefits associated with the Company's operations are reported by the shareholders on their individual income tax returns.

       Advertising

       The Company charges the cost of advertising to operations as such costs are incurred. The Company incurred advertising costs of approximately $3,075 during the year ended December 31, 1997.

       Accounting Method

       The Company's financial statements are prepared using the accrual method of accounting. The Company has selected a calendar year end.

             PHILLIPS PHARMATECH LABORATORIES, INC.
               Notes to the Financial Statements
                       December 31, 1997
                          (Unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (Continued)

       Basic Income Per Share

       The computation of basic income per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements.

       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Unaudited Financial Statements

       The accompanying unaudited financial statements include all of the adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal recurring nature.

NOTE 2 - PROPERTY AND EQUIPMENT

       Property and equipment at December 31, 1997 consist of the following:

            Machinery and equipment                  $            291,500
            Leasehold improvements                                 63,250
            Computers and office equipment                         29,056
            Furniture and fixtures                                    859

                                                                  384,665
            Less accumulated depreciation                         (78,859)

            Net Property and Equipment               $            305,806

             PHILLIPS PHARMATECH LABORATORIES, INC.
               Notes to the Financial Statements
                       December 31, 1997
                          (Unaudited)

NOTE 3 - NOTES PAYABLE

       At December 31, 1997, notes payable consisted of the following:

       Demand bank line of credit due in aggregate monthly
        installments of interest at prime plus 2.75%, secured
        by all assets of the Company.  Renewable on a yearly
        basis.                                                 $  329,589

       Note payable for equipment, due in aggregate
        monthly installments of $450, with interest
        at 14.4%, maturing December 2002, secured
        by equipment.                                              18,412

       Total notes payable                                        348,001

       Less current portion                                      (329,589)

       Notes payable - long term                               $   18,412

       Future maturities of notes payable are as follows:

            Year ending June 30,
                 1998                                          $  329,589
                 1999                                               5,400
                 2000                                               5,400
                 2001                                               5,400
                 2002                                               2,212

                                                               $  348,001

NOTE 4 - RELATED PARTY TRANSACTIONS

       The due to related parties balance of $57,249 at December
       31, 1997 represents unsecured advances from the shareholders bearing interest at 10% annually which are due on demand.


             PHILLIPS PHARMATECH LABORATORIES, INC.
               Notes to the Financial Statements
                       December 31, 1997
                          (Unaudited)

NOTE 5 - CONCENTRATIONS OF CREDIT RISK:

       During the six months ended December 31, 1997, the Company derived revenues from customers which individually exceeded 10% of total revenues. They are approximately as follows:

                                                             Percentage
                                                            of Total
                                                              Revenues
            Customer 1                                          22%
            Customer 2                                          18%
            Customer 3                                          11%

NOTE 6 - LEASE ACTIVITIES

       The Company leases office and warehouse space in Largo, Florida under non-cancelable operating leases expiring through January 15, 1999. Under the terms of both leases, the annual rental amount will increase 4% per year over the previous base rentals. The Company also leases vehicles under non-cancelable operating leases expiring through June 30, 2000. The Company leases operating equipment on a month-to-month basis.

       Total rent expense associated with these operating leases was approximately $89,000 for the year ended December 31, 1997.

       Future minimum lease payments required under these agreements are as follows:

            Year Ending December 31,
                    1998                             $             54,085
                    1999                                           17,736
                    2001                                            8,868

                         Total                       $             80,689

          MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES

           CONSOLIDATED PROFORMA FINANCIAL STATEMENTS

                       September 30, 1998

          MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
              Consolidated Proforma Balance Sheet
                       September 30, 1998


                             ASSETS

                                 Medisys                 Proforma
                              Technologies,   Phillips  Adjustments
                                 Inc. and    Pharmatech, Increase    Proforma
                               Subsidiaries     Inc.    (Decrease)  Consolidated

CURRENT ASSETS

 Cash                          $   8,490     $      110  $    -     $    8,600
 Accounts receivable, net          1,516        400,864       -        402,380
 Inventory                         6,131        438,876       -        445,007
 Prepaid expenses                 21,500         28,911       -         50,411
 Loans to officers                 6,192           -          -          6,192

  Total Current Assets            43,829        868,761       -        912,590

FIXED ASSETS

 Leasehold improvements            2,195        63,250        -         65,445
 Furniture and equipment          76,870       311,415        -        388,285
 Leased equipment                 10,010          -           -         10,010
 Other                              -           44,354        -         44,354
 Accumulated depreciation        (62,921)     (136,670)       -       (199,591)

  Total Fixed Assets              26,154       282,349        -        308,503

OTHER ASSETS

 Deferred offering costs           2,250          -           -          2,250
 Security deposits                 4,000          -           -          4,000
 Patent and trademark costs, net 455,782          -           -        455,782
 Deposits                           -           41,130        -         41,130
 Organizational costs               -              450        -            450

  Total Other Assets             462,032        41,580        -        503,612

  TOTAL ASSETS                 $ 532,015   $ 1,192,690   $    -    $ 1,724,705

          MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
        Consolidated Proforma Balance Sheet (Continued)
                         June 30, 1998
                          (Unaudited)


         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                               Medisys                    Proforma
                            Technologies,     Phillips  Adjustments
                              Inc. and      Pharmatech,   Increase    Proforma
                            Subsidiaries        Inc.     (Decrease) Consolidated

CURRENT LIABILITIES

 Bank overdraft               $     -      $   14,163    $     -     $   14,163
 Accounts payable                385,734      387,665        25,000     798,399
 Accrued expenses                693,432         -             -        693,432
 Payable-stockholders             48,481       60,111          -        108,592
 Notes payable                    30,222         -             -         30,222

  Total Current Liabilities     1,157,869     461,939        25,000   1,644,808

LONG-TERM DEBT

 Notes payable - less current
  portion                         515,000     377,998          -        892,998

  Total Long-Term Debt            515,000     377,998          -        892,998

  TOTAL LIABILITIES             1,672,869     839,937        25,000   2,537,806

COMMITMENTS AND
 CONTINGENCIES

STOCKHOLDERS' EQUITY
 (DEFICIT)

 Common stock:  100,000,000
  shares authorized of $0.0005
  par value, 6,222,104 shares
  issued and outstanding,
  respectively                      6,588         900        (4,377)      3,111
 Additional paid-in capital     6,412,198        -          331,230   6,743,428
 Stock subscriptions receivable  (175,000)       -             -       (175,000)
 Retained earnings (deficit)   (7,384,640)    351,853      (351,853) (7,384,640)

  Total Stockholders' Equity
   (Deficit)                   (1,140,854)    352,753       (25,000)   (813,101)

  TOTAL LIABILITIES AND
  STOCKHOLDERS EQUITY
    (DEFICIT)                 $   532,015  $1,192,690    $     -     $1,724,705

          MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
              Consolidated Statement of Operations
                       September 30, 1998
                          (Unaudited)


                                Medisys                    Proforma
                            Technologies,      Phillips  Adjustments
                               Inc. and       Pharmatech,  Increase   Proforma
                             Subsidiaries        Inc.    (Decrease) Consolidated

REVENUES                      $    24,350  $   2,220,240  $    -    $ 2,244,590

OPERATING EXPENSES

 Cost of product sold               5,332      1,447,580       -      1,452,912
 Product development               85,451           -          -         85,451
 Salaries                         212,601        199,395       -        411,996
 Professional services            156,445         12,760       -        169,205
 Depreciation and amortization     12,182         30,000       -         42,182
 General and administrative       138,678        305,933       -        444,611

  Total Operating Expenses        610,689      1,995,668       -      2,606,357

OPERATING (LOSS) INCOME          (586,339)       224,572       -       (361,767)

OTHER EXPENSES

 Interest expense                  (2,593)       (29,324)      -        (31,917)

  Total Other Expense              (2,593)       (29,324)      -        (31,917)

LOSS BEFORE INCOME TAXES         (588,932)       195,248       -       (393,684)

INCOME TAXES                         -              -          -           -

NET (LOSS) INCOME              $ (588,932)   $   195,248  $    -    $  (393,684)

          MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
             Summary of Assumptions and Disclosures


NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

       a.  Business Organization

              Medisys Technologies, Inc. (the Company) was incorporated on March 17, 1983 under the laws of the State of Utah. The Company subsequently ceased its original business activity in 1985 and thereafter primarily investigated and sought new business opportunities.

              The Company has a wholly-owned subsidiary (the Subsidiary) which was incorporated in the State of Louisiana, on January 21, 1991, for the purpose of developing a device for the assistance of childbirth under a patent which was applied for in May 1990 and granted on June 15, 1992.

              The Company has entered into an agreement to acquire 100% of the shares of Phillips Pharmatech Labs, Inc. (Phillips) for approximately 3,111,052 shares of the Company's common stock. The acquisition will be accounted for as a purchase of Phillips.

              The acquisition is contingent upon the Company raising between $3,000,000 and $5,000,000 in primary funding and upon acquiring interim financing of approximately $200,000.

              If the acquisition is completed, all Phillips common shares owned by Phillips shareholders will be converted into shares of the Company's common stock. The Company and Phillips have agreed that the number of shares of the Company's common stock to be issued to the Phillips shareholders will represent 50% of the total shares of the Company's common stock issued and outstanding immediately following the acquisition. Therefore, the 900,000 shares of Phillips common stock will be converted into approximately 3,111,052 shares (post-split) of the Company's common stock.

              There are currently 15,555,260 shares of the Company's common stock issued and outstanding. Anticipating that a one share for five shares reverse split is effected as proposed, this would result in approximately 3,111,052 shares of the Company's common stock outstanding prior to the acquisition, without giving effect to the rounding-up of fractional shares.

              Also, Phillips shareholders will also be issued warrants or options equal in number, exercise price and exercise date to all of the Company's warrants outstanding on the date of the closing of the acquisition.

          MEDISYS TECHNOLOGIES, INC. AND SUBSIDIARIES
             Summary of Assumptions and Disclosures


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES
(Continued)

       a.  Business Organization (Continued)

       1. Record the purchase of Phillips Parmatech Labs through the issuance of 3,111,052 shares of common stock:

                     Common stock                    $     1,556
                     Additional paid-in capital           (1,556)

                              Total                  $      -

       2.  Record the estimated costs of the merger:

                     Accounts payable                $    25,000
                     Additional paid-in capital          (25,000)

                              Total                  $      -

       3. Record a 1 share for 5 shares reverse split of Medisys Technologies and Subsidiaries:

                     Common stock                    $    (5,033)
                     Additional paid-in capital            5,033

                              Total                  $      -

       4.  Eliminate the equity of Phillips Pharmatech Labs, Inc.:

                     Common stock                    $      (900)
                     Additional paid-in capital          352,753
                     Deficit accumulated during the
                      development stage                 (351,853)

                              Total                  $      -

                   MEDISYS TECHNOLOGIES, INC.
      9624 Brookline Avenue, Baton Rouge, Louisiana  70809






  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             PROXY

     The undersigned hereby constitutes and appoints Edward P. Sutherland, Chairman/CEO of Medisys Technologies, Inc., with power of substitution, the proxies of the undersigned to attend the special meeting of the shareholders of Medisys Technologies, Inc. on December 16, 1998, and any adjournment thereof, and to vote the stock of the corporation standing in the name of the undersigned.

               1. Proposal to acquire Phillips Pharmatec Labs, Inc., a Florida corporation, in exchange solely for shares of the Company's common stock;

          [   ] FOR      [   ] AGAINST       [   ] ABSTAIN

               2. Proposal to effect a reverse stock split of the Company's issued and outstanding common stock on a one (1) shares for five (5) shares basis.

          [   ] FOR      [   ] AGAINST       [   ] ABSTAIN

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR
     PROPOSALS 1, AND 2.


     ________________________      ________________________
     Print Name                    Signature of Shareholder
     ________________________      _________________________
     Number of Shares              Signature if Held Jointly

     _________________________
     Date

     Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.